Exhibit 4.6

After recording this Deed of Trust should be returned to:	Jeffrey N. Anderson Latham & Watkins LLP 233 South Wacker Drive Suite 5800 Chicago, IL 60606
Notice of Confidentiality Rights: If you are a natural person, you may remove or strike any or all of the following information from any instrument that transfers an interest in real property before it is filed for record in the Public Records: your Social Security Number or your Driver’s License Number.

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING
FROM
GREAT WOLF LODGE OF GRAPEVINE, LLC, as Trustor,
TO
PETER S. GRAF, as Mortgaged Property Trustee
FOR THE BENEFIT OF
U.S. BANK NATIONAL ASSOCIATION, in its capacity as Collateral Agent, as Beneficiary
Executed as of April 5, 2010
Dated and Effective as of April 7, 2010

Relating to Premises at:
Location:	1400 State Highway 26
Municipality:	Grapevine
County:	Tarrant
State:	Texas

ATTENTION: COUNTY CLERK — THIS DEED OF TRUST COVERS GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN AND IS TO BE FILED FOR RECORD IN THE RECORDS WHERE DEEDS OF TRUST ON REAL ESTATE ARE RECORDED. ADDITIONALLY, THIS DEED OF TRUST SHOULD BE APPROPRIATELY INDEXED, NOT ONLY AS A DEED OF TRUST, BUT ALSO AS A FINANCING STATEMENT COVERING GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN. THE MAILING ADDRESSES OF THE TRUSTOR (DEBTOR) AND BENEFICIARY (SECURED PARTY) ARE SET FORTH IN THIS DEED OF TRUST.

TABLE OF CONTENTS

Page
PREAMBLE	1

RECITALS	1

AGREEMENT	2

ARTICLE I.

DEFINITIONS AND INTERPRETATION

SECTION 1.1. Definitions	2
SECTION 1.2. Interpretation	8
SECTION 1.3. Resolution of Drafting Ambiguities	8

ARTICLE II.

GRANTS AND SECURED OBLIGATIONS

SECTION 2.1. Grant of Mortgaged Property	9
SECTION 2.2. Assignment of Leases and Rents	10
SECTION 2.3. Secured Obligations	10
SECTION 2.4. No Release	11

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF TRUSTOR

SECTION 3.1. Due Authorization and Execution	12
SECTION 3.2. Warranty of Title	12
SECTION 3.3. Condition of Mortgaged Property	13
SECTION 3.4. Leases	14
SECTION 3.5. Charges	14
SECTION 3.6. Benefit to the Trustor	14
SECTION 3.7. Insurance	14
SECTION 3.8. Environmental	14

ARTICLE IV.

CERTAIN COVENANTS OF TRUSTOR

SECTION 4.1. Payment	15

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Page
SECTION 4.2. Title	16
SECTION 4.3. Maintenance and Use of Mortgaged Property	16
SECTION 4.4. Notices Regarding Certain Defaults	18
SECTION 4.5. Access to Mortgaged Property, Books and Records; Other Information	18
SECTION 4.6. Limitation on Liens; Transfer Restrictions	18
SECTION 4.7. Environmental	18

ARTICLE V.

CONCERNING ASSIGNMENT OF LEASES AND RENTS

SECTION 5.1. Present Assignment; License to the Trustor	18
SECTION 5.2. Collection of Rents by the Beneficiary	19
SECTION 5.3. No Release	20
SECTION 5.4. Irrevocable Interest	20
SECTION 5.5. Amendment to Leases	20

ARTICLE VI.

TAXES AND CERTAIN STATUTORY LIENS

SECTION 6.1. Payment of Charges	20
SECTION 6.2. Stamp and Other Taxes	20
SECTION 6.3. Certain Tax Law Changes	21
SECTION 6.4. Proceeds of Tax Claim	21

ARTICLE VII.

CONTESTING OF PAYMENTS

SECTION 7.1. Contesting of Taxes and Certain Statutory Liens	21

ARTICLE VIII.

DESTRUCTION, CONDEMNATION AND RESTORATION

SECTION 8.1. Destruction and Restoration	22
SECTION 8.2. Condemnation	22
SECTION 8.3. Availability of Proceeds	22

ARTICLE IX.

EVENT OF DEFAULT AND REMEDIES

SECTION 9.1. Events of Default	22

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DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT
AND FIXTURE FILING
     DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Deed of Trust”), executed as of April 5, 2010 and dated and effective as of April 7, 2010 (the “Effective Date”), made by GREAT WOLF LODGE OF GRAPEVINE, LLC, a Delaware limited liability company, having an office at c/o Great Wolf Resorts, Inc., 122 West Washington Avenue, Suite 600, Madison, Wisconsin 53703, as trustor, assignor and debtor (in such capacities and together with any successors in such capacities, the “Trustor”), to PETER S. GRAF, a resident of Texas, having an office at c/o Republic Title of Texas, Inc., 2626 Howell Street, 10th Floor, Dallas, Texas 75204 (the “Mortgaged Property Trustee”), for the benefit of U.S. BANK NATIONAL ASSOCIATION, having an office at 60 Livingston Avenue, EP-MN-WS3C, St. Paul, Minnesota 55107-2292, in its capacity as Collateral Agent (as hereinafter defined) for the Secured Parties (as hereinafter defined), as mortgagee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Beneficiary”).
R E C I T A L S :
          A. Pursuant to that certain Indenture, dated as of the Effective Date (as it may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Indenture”) entered into by and among GWR Operating Partnership, L.L.L.P., a Delaware limited liability limited partnership, and Great Wolf Finance Corp., a Delaware corporation (collectively, the “Co-Issuers”), the guarantors party thereto from time to time, including Trustor, and Trustee, the Co-Issuers have issued 10.875% First Mortgage Notes due 2017 in an aggregate principal amount of $230,000,000 (the “Notes”).
          B. Trustor is the legal and/or beneficial owner of the Mortgaged Property (as hereinafter defined).
          C. In consideration of the issuance of the Notes, Trustor has agreed to secure the Secured Obligations (as hereinafter defined).
          D. Pursuant to the Indenture, Trustor has guaranteed the payment and performance of the Notes and other obligations of the Obligors (as described below) under the Notes Documents (as hereinafter defined).
          E. Trustor has determined that its execution, delivery and performance hereof, of the Indenture and the other documents executed in connection herewith directly benefit Trustor and are within the authorized purposes and best interests of Trustor.
          F. This Deed of Trust is given by the Trustor to Mortgaged Property Trustee for the benefit of the Beneficiary for its benefit and the benefit of the other Secured Parties to secure the payment and performance of all of the Secured Obligations and is intended to be a first priority lien on and security interest in the Mortgaged Property, subject to Permitted Collateral Liens (as hereinafter defined).

A G R E E M E N T :
          NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trustor hereby covenants and agrees with the Beneficiary as follows:
ARTICLE I.
DEFINITIONS AND INTERPRETATION
          SECTION 1.1. Definitions. (i) Capitalized terms used but not otherwise defined herein that are defined in the Indenture shall have the meanings given to them in the Indenture, including the following:
          (a) The following terms in this Deed of Trust shall have the following meanings:
          “Act” shall mean Chapter 51 of the Texas Property Code as from time to time amended.
          “Affiliate” shall have the meaning assigned to such term in the Indenture.
          “Allocated Indebtedness” shall have the meaning assigned to such term in Section 13.22(i) hereof.
          “Allocation Notice” shall have the meaning assigned to such term in Section 13.22(i) hereof.
          “Alterations” shall mean any and all alterations, installations, improvements, additions, modifications or changes, in each case of a structural nature.
          “Bankruptcy Code” shall have the meaning assigned to such term in Section 5.1(ii) hereof.
          “Beneficiary” shall have the meaning assigned to such term in the Preamble hereof.
          “Business Day” shall have the meaning assigned to such term in the Indenture.
          “Charges” shall mean any and all real estate, property and other taxes, assessments and special assessments, levies, fees, all water and sewer rents and charges and all other governmental charges imposed upon or assessed against, and all claims for sums that have become due and payable (including, without limitation, claims for landlords’, carriers’, mechanics’, workmens’, repairmens’, laborers’, materialmens’, suppliers’ and warehousemens’

Liens and other claims arising by operation of law) against, all or any portion of the Mortgaged Property, and that by law have or will become a Lien on the Mortgaged Property.
          “Collateral Agent” shall have the meaning assigned to such term in the Indenture.
          “Condemnation Awards” shall mean all of Trustor’s right, title and interest in and to any awards, damages, remunerations, reimbursements, settlements or compensation hereafter made by any governmental authority pertaining to the Land, Improvements, Fixtures or other Mortgaged Property, including awards resulting from condemnation proceedings for the total or partial taking of the Land.
          “Deed of Trust” shall have the meaning assigned to such term in the Preamble hereof.
          “Default Rate” shall mean a rate of interest equal to the then applicable interest rate on the Notes (to the extent lawful).
          “Destruction” shall mean any loss of or damage to the Premises as a result of fire or casualty or destruction of the Premises.
          “Environmental Laws” shall mean all applicable former, current and future federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release (as hereinafter defined) of, threatened Release, or exposure to, Hazardous Materials (as hereinafter defined), or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.
          “Fixtures” shall mean all machinery, apparatus, equipment, fittings, fixtures, improvements and articles of personal property of every kind, description and nature whatsoever now or hereafter attached or affixed to the Land or any other Improvement used in connection with the use and enjoyment of the Land or any other Improvement or the maintenance or preservation thereof, which by the nature of their location thereon or attachment thereto are fixtures under the UCC or any other applicable law including, without limitation, all building materials, screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings, utility systems, fire sprinkler and security systems, drainage facilities, lighting facilities, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, stoves, ovens, refrigerators, freezers, ranges, vacuum cleaning systems, call systems, pipes, fittings, HVAC equipment, boilers, electronic data processing, telecommunications or computer equipment, refrigeration, electronic monitoring, water, heating or lighting systems, power, sanitation, waste removal, elevators, maintenance or other systems or equipment and other items of every kind and description now or hereafter attached to or located on the Land which by the nature of their location thereon or attachment thereto are real property under applicable law.

          “GAAP” shall have the meaning assigned to such term in the Indenture.
          “Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, having jurisdiction over the Trustor or the Mortgaged Property or any portion thereof.
          “Guarantors” shall have the meaning assigned to such term in the Security Agreement.
          “Hazardous Materials” shall mean any petroleum (including crude oil or fraction thereof) or petroleum products or byproducts, or any pollutant, contaminant, chemical, compound, constituent, or hazardous, toxic or other substances, materials or wastes defined, or regulated as such by, or pursuant to, any Environmental Law, or requires removal, remediation or reporting under any Environmental Law, including asbestos, or asbestos containing material, radon or other radioactive material, polychlorinated biphenyls, urea formaldehyde insulation and mold.
          “Improvements” shall mean all buildings, structures and other improvements of every kind or description and any and all Alterations now or hereafter located, attached or erected on the Land, including, without limitation, (i) all Fixtures, (ii) all attachments, railroad tracks, foundations, sidewalks, drives, roads, curbs, streets, ways, alleys, passages, passageways, sewer rights, drainage, parking areas, driveways, fences and walls and (iii) all materials now or hereafter located on the Land intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, Fixtures, structures and improvements, all of which materials shall be deemed to be part of the Improvements immediately upon delivery thereof on the Land and to be part of the Improvements immediately upon their incorporation therein.
          “Indenture” shall have the meaning assigned to such term in Recital A hereof.
          “Insurance Certificate” shall mean a certificate evidencing the Insurance Requirements in form and substance reasonably satisfactory to the Beneficiary.
          “Insurance Policies” means the insurance policies and coverages required to be maintained by the Trustor with respect to the Mortgaged Property pursuant to the Insurance Requirements.
          “Insurance Receipts” shall mean all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the Mortgaged Property now or hereafter acquired by Trustor.
          “Insurance Requirements” shall mean the insurance requirements set forth in Section 4.3(iv) hereof.
          “Land” shall mean the land described in Schedule A annexed to this Deed of Trust, together with all of the Trustor’s rights in and to any and all easements, rights-of-way,

strips and gores of land, waters, water courses, water rights, mineral, gas and oil rights and all rights of access to or for power, air, light, ingress and egress by pedestrians and motor vehicles to parking facilities on or within the Land and other rights, estates, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances whatsoever, in any way (and in each case) belonging, relating or appertaining thereto, or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto.
          “Landlord” shall mean any landlord, lessor, licensor or grantor, as applicable.
          “Leases” shall mean, collectively, any and all interests of the Trustor, as Landlord, in all leases and subleases of space, tenancies, licenses, occupancy or concession agreements now existing or hereafter entered into, whether or not of record, relating in any manner to space at the Premises and any and all amendments, modifications, supplements, replacements, extensions and renewals of any thereof, whether now in effect or hereafter coming into effect.
          “Liabilities” shall have the meaning assigned to such term in Section 14.3(i) hereof.
          “Lien” shall have the meaning assigned to such term in the Indenture.
          “Losses” shall mean any and all losses, claims, damages, liabilities and related expenses, including reasonable attorneys’ fees, charges and disbursements.
          “Material Adverse Effect” shall mean any circumstance, event, occurrence, or effect that has or would reasonably be expected to have an effect that is materially adverse to the business, assets, operations and condition of the Principal Properties, taken as a whole.
          “Mortgaged Property” shall have the meaning assigned to such term in Section 2.1 hereof.
          “Notes” shall have the meaning assigned to such term in the Recitals hereto.
          “Notes Documents” shall mean the Indenture, the Notes, this Deed of Trust, the other Security Documents and each of the other agreements, documents and instruments executed pursuant thereto, and any other document or instrument executed or delivered by any Obligor at any time in connection with any Obligation (as such term is defined in the Indenture) to any Secured Party, as each may be amended, supplemented, refunded, deferred, restructured, replaced or refinanced from time to time in whole or in part (whether with the Collateral Agent and holders of the Notes from time to time or other agents and lenders or otherwise), in each case in accordance with the provisions of the Security Agreement or this Deed of Trust, as applicable.
          “Obligors” shall mean the Co-Issuers, Trustor and the other Guarantors.
          “Other Collateral” shall have the meaning assigned to such term in Section 13.22 hereof.

          “Other Mortgages” shall have the meaning assigned to such term in Section 13.23 hereof.
          “Permit” shall mean any and all permits, certificates, approvals, authorizations, consents, licenses, variances, franchises or other instruments, however characterized, of any Governmental Authority (or any person acting on behalf of a Governmental Authority) now or hereafter acquired or held, together with all amendments, modifications, extensions, renewals and replacements of any thereof issued or in any way furnished in connection with the Mortgaged Property including, without limitation, building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation.
          “Permitted Collateral Liens” shall have the meaning assigned to such term in the Indenture.
          “Person” shall have the meaning assigned to such term in the Indenture.
          “Premises” shall mean, collectively, the Land and the Improvements.
          “Principal Properties” shall have the meaning assigned to such term in the Indenture.
          “Principal Property Subsidiary” shall have the meaning assigned to such term in the Indenture.
          “Proceeds” shall mean, collectively, any and all cash proceeds and noncash proceeds of the Mortgaged Property and shall include all (i) proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property or any portion thereof into cash or liquidated claims, (ii) proceeds of any insurance, indemnity, warranty, guaranty or claim payable to the Beneficiary or to the Trustor from time to time with respect to any of the Mortgaged Property, (iii) payments (in any form whatsoever) made or due and payable to the Trustor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any portion of the Mortgaged Property by any Governmental Authority (or any person acting on behalf of a Governmental Authority), (iv) products of the Mortgaged Property and (v) other amounts from time to time paid or payable under or in connection with any of the Mortgaged Property including, without limitation, refunds of real estate taxes and assessments, including interest thereon, but expressly excluding any Rents.
          “Rents” shall mean, collectively, any and all rents, additional rents, royalties, cash, guaranties, letters of credit, bonds, sureties or securities deposited under any Lease to secure performance of the Tenant’s obligations thereunder, revenues, issues, earnings, profits and income, advance rental payments, payments incident to assignment, sublease or surrender of a Lease, claims for forfeited deposits and claims for damages, now due or hereafter to become due, with respect to any Lease, any indemnification against, or reimbursement for, sums paid and costs and expenses incurred by the Trustor under any Lease or otherwise, and any award in the event of the bankruptcy of any Tenant under or guarantor of a Lease.

          “Release” shall mean any release, spill, seepage, emission, leaking, pumping, injection, pouring, emptying, deposit, disposal, discharge, dispersal, dumping, escaping, leaching, or migration into, onto or through the environment or within or upon any building, structure, facility or fixture.
          “Security Agreement” shall mean that certain Security Agreement dated as of the Effective Date by and among Trustor, Mason Family Resorts, LLC, a Delaware limited liability company, Great Wolf Williamsburg SPE, LLC, a Delaware limited liability company, and the Collateral Agent, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
          “Security Documents” shall mean this Deed of Trust, the Security Agreement, the guarantees by the Principal Property Subsidiaries and the other Collateral Documents (as defined in the Indenture) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Secured Obligations or under which rights or remedies with respect to such Liens are governed.
          “Secured Obligations” shall have the meaning assigned to such term in Section 2.3 hereof.
          “Secured Parties” shall mean, collectively, the holders of the Notes from time to time, the Collateral Agent and the Trustee.
          “Site Assessment” shall mean an environmental engineering report for the Mortgaged Property prepared by an engineer engaged by the Collateral Agent, at Trustor’s expense, and in a manner reasonably satisfactory to the Collateral Agent, based upon an investigation and appropriate inquiries, including soil and groundwater sampling, if necessary, concerning the existence of Hazardous Materials on or about the Mortgaged Property, and the past or present discharge, disposal, release or escape of any such substances, all consistent with good customary and commercial practice.
          “Subsidiary” shall have the meaning assigned to such term in the Indenture.
          “Taking” shall mean any taking of the Mortgaged Property or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Mortgaged Property or any part thereof, by any Governmental Authority, civil or military.
          “Tax Refunds” shall mean all property tax refunds payable to Trustor.
          “Tenant” shall mean any tenant, lessee, sublessee, licensee or occupant, as applicable.
          “Trustee” shall have the meaning assigned to such term in the Indenture.
          “Trustor” shall have the meaning assigned to such term in the Preamble hereof.

          “Trustor’s Interest” shall have the meaning assigned to such term in Section 2.2 hereof.
          “UCC” shall mean the Uniform Commercial Code as in effect on the Effective Date in the jurisdiction in which the Premises are located; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the Mortgaged Property is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the jurisdiction in which the Premises are located, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.
          SECTION 1.2. Interpretation. In this Deed of Trust, unless otherwise specified, (i) singular words include the plural and plural words include the singular, (ii) words importing any gender include the other gender, (iii) references to any person include such person’s successors and assigns and in the case of an individual, the word “successors” includes such person’s heirs, devisees, legatees, executors, administrators and personal representatives, (iv) references to any statute or other law include all applicable rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to, (v) the words “consent,” “approve” and “agree,” and derivations thereof or words of similar import, mean the prior written consent, approval or agreement of the person in question, (vi) the words “include” and “including,” and words of similar import, shall be deemed to be followed by the words “without limitation,” (vii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import, refer to this Deed of Trust in its entirety, (viii) references to Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are to the Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses hereof, (ix) the Schedules and Exhibits to this Deed of Trust, in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, are incorporated herein by reference, (x) the titles and headings of Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are inserted as a matter of convenience only and shall not affect the construction of any provision hereof and (xi) all obligations of the Trustor hereunder shall be satisfied by the Trustor at the Trustor’s sole cost and expense. The use of the word “lien” in this Deed of Trust shall in no way reduce or detract from the grant, bargain, sale, assignment, transfer and conveyance to the Mortgaged Property Trustee contained in Section 2.1 of this Deed of Trust.
          SECTION 1.3. Resolution of Drafting Ambiguities. The Trustor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., Beneficiary) shall not be employed in the interpretation hereof.

ARTICLE II.
GRANTS AND SECURED OBLIGATIONS
          SECTION 2.1. Grant of Mortgaged Property. The Trustor hereby grants, bargains, sells, assigns, transfers and conveys to the Mortgaged Property Trustee in trust for the benefit and security of Beneficiary, and hereby grants a first priority security interest to the Beneficiary in and upon, all of the Trustor’s estate, right, title and interest in, to and under the following property, whether now owned or held or hereafter acquired from time to time (collectively, the “Mortgaged Property”):
     (i) Land;
     (ii) Improvements;
     (iii) Leases;
     (iv) Rents;
     (v) Tax Refunds;
     (vi) Insurance Receipts;
     (vii) Condemnation Awards;
     (viii) Proceeds;
     (ix) any and all extensions, improvements, betterments, renewals, substitutions and replacements of, and all additions and appurtenances to, the foregoing, hereafter acquired by, or released to, Trustor, or constructed, assembled or placed by Trustor or by others for Trustor’s benefit thereon, and all conversions of the security constituted thereby, which immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further conveyance, assignment or other act by Trustor, shall become subject to the lien of this Deed of Trust as fully and completely, to the extent of Trustor’s interest therein, and with the same force and effect, as though now owned by Trustor and specifically described herein; and
     (x) all products and proceeds of any of the foregoing, including all such proceeds acquired with cash proceeds in whatever form.
TO HAVE AND TO HOLD the Mortgaged Property, together with all estate, right, title and interest of the Trustor and anyone claiming by, through or under the Trustor in and to the Mortgaged Property and all rights and appurtenances relating thereto, unto the Mortgaged Property Trustee, its successors and assigns, in trust with power of sale, for the benefit of

Beneficiary and the other Secured Parties, for the purpose of securing the payment and performance in full of all the Secured Obligations.
          SECTION 2.2. Assignment of Leases and Rents. Subject to the terms set forth herein, as additional security for the payment and performance in full of all the Secured Obligations and subject to the provisions of Article V hereof, the Trustor absolutely, presently, unconditionally and irrevocably assigns, transfers and sets over to the Beneficiary, and grants to the Beneficiary, for the benefit of the Beneficiary and the Secured Parties, all of the Trustor’s estate, right, title, interest, claim and demand, as Landlord, under any and all of the Leases including, without limitation, the following (such assigned rights, the “Trustor’s Interest”):
     (i) the immediate and continuing right to receive and collect Rents payable by the Tenants pursuant to the Leases;
     (ii) all claims, rights, powers, privileges and remedies of the Trustor, whether provided for in the Leases or arising by statute or at law or in equity or otherwise, consequent on any failure on the part of any Tenant to perform or comply with any term of any Lease;
     (iii) all rights to take all actions upon the happening of a default under the Leases as shall be permitted by the Leases or by law including, without limitation, the commencement, conduct and consummation of proceedings at law or in equity; and
     (iv) the full power and authority, in the name of the Trustor or otherwise, to enforce, collect, receive and receipt for any and all of the foregoing and to take all other actions whatsoever which the Trustor, as Landlord, is or may be entitled to take under the Leases.
          SECTION 2.3. Secured Obligations. This Deed of Trust secures, and the Mortgaged Property is collateral security for, the performance of the covenants and agreements of Trustor and the other Principal Property Subsidiaries contained in the Indenture, this Deed of Trust, the other Notes Documents and related documents, and, among other obligations, the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, repurchase, redemption, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law (and any successor provision thereof)) of the following:
     (i) all of the obligations and liabilities of the Trustor and the other Principal Property Subsidiaries to the Trustee, the Collateral Agent or any Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, the other Notes Documents and related documents to which Trustor or such Principal Property Subsidiary is party, made, delivered or given in connection with any of the foregoing, in each case whether such obligations and liabilities are on account of principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or to the Secured Parties) that are required to be paid by the Co-Issuers pursuant to the terms of any of the foregoing agreements;
     (ii) all covenants and agreements, obligations, liabilities and other obligations of any kind (including, without limitation, principal, interest, fees, reimbursement obligations, administrative costs and indemnities) of Trustor or any other Principal Property Subsidiary, or combination thereof, now existing or arising in the future from time to time under or in respect of this Deed of Trust, the Indenture, and the other Notes Documents and related documents as to which any Principal Property Subsidiary is a party;
     (iii) any and all other amounts, liabilities, and obligations for which or for the performance of which Trustor or any other Principal Property Subsidiary or any combination thereof is or may become indebted or obligated under the terms of this Deed of Trust, the Indenture and the other Notes Documents and related documents to which Trustor or any other Principal Property Subsidiary is a party;
     (iv) any and all renewals, increases, rearrangements, modifications, supplements, restatements and extensions of the foregoing items of indebtedness and obligations; and
     (v) costs and expenses of collection (including, without limitation, reasonable attorneys’ fees and expenses), actually incurred by Beneficiary in obtaining performance of, or in collecting any payments due under, the Indenture and the other Notes Documents and related documents to which Trustor or any of the Principal Property Subsidiaries is a party, commissions, expenses, charges, reimbursement obligations, indemnification obligations, reasonable fees and expenses due and payable to any Secured Party under the Indenture and the other Notes Documents and such related documents.
          Each and every such indebtedness, liability and obligation of any kind of Trustor or any Principal Property Subsidiary described and included in this Deed of Trust, whether such item is absolute or contingent, due or not due, liquidated or unliquidated, arising under or in connection with the Indenture, this Deed of Trust and the other Notes Documents or any of them (including, without limitation, the foregoing) is intended to be fully secured by the liens, assignments, and security interests created under and by virtue of this Deed of Trust, and all such items so secured (now or hereafter existing or arising) plus the other items described in Section 13.5 hereof are hereinafter collectively referred to herein as the “Secured Obligations.”
          SECTION 2.4. No Release. Nothing set forth in this Deed of Trust shall relieve the Trustor from the performance of any term, covenant, condition or agreement on the Trustor’s part to be performed or observed under or in respect of any of the Mortgaged Property or from any liability to any person under or in respect of any of the Mortgaged Property or shall impose any obligation on the Beneficiary or any other Secured Party to perform or observe any such term, covenant, condition or agreement on the Trustor’s part to be so performed or observed or shall impose any liability on the Beneficiary or any other Secured Party for any act or omission on the part of the Trustor relating thereto or for any breach of any representation or warranty on the part of the Trustor contained in this Deed of Trust or any other Notes Document, or under or in respect of the Mortgaged Property or made in connection herewith or therewith.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF TRUSTOR
          SECTION 3.1. Due Authorization and Execution. The Trustor represents and warrants that Trustor is a duly formed and validly existing limited liability company under the law of the state of Delaware and in good standing under the laws of the state of Delaware and under the laws of the states or commonwealths in which the Mortgaged Property is located, (ii) Trustor has full right, authority and power to enter into this Deed of Trust, to consummate the transactions contemplated herein and to perform its obligations hereunder and under the Notes Documents to which it is a party, (iii) each of the persons executing this Deed of Trust on behalf of Trustor is authorized to do so, and (iv) this Deed of Trust constitutes a valid and legally binding obligation of Trustor enforceable against Trustor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors rights generally and subject to general principles of equity regardless of whether considered in a proceeding in equity or at law.
          SECTION 3.2. Warranty of Title. The Trustor represents and warrants as of the Effective Date that:
     (i) it has good and marketable fee simple title to the Premises and good title to the interest it owns or holds in each of the Permits, subject to no Liens, except Permitted Collateral Liens;
     (ii) it has good title to the interest it owns or holds in all other Mortgaged Property, in each case subject to no Liens, except Permitted Collateral Liens;
     (iii) it does not own, lease or otherwise occupy any real property other than the Premises and other than any off-site storage or space leases;
     (iv) it is in material compliance with any obligation of the Trustor for which noncompliance would give a third party the right to file a Lien on the Mortgaged Property, other than a Permitted Collateral Lien; and
     (v) upon proper recordation in the official records in the county (or other applicable jurisdiction) in which the Premises is located, this Deed of Trust will create and constitute a valid and enforceable (subject to the exceptions set forth in Section 3.1(iv) above) first priority lien on the Mortgaged Property in favor of the Mortgaged Property Trustee for the benefit of the Beneficiary and other Secured Parties, and, to the extent any of the Mortgaged Property shall consist of Fixtures, a first priority security interest in the Fixtures, which first priority lien and first priority security interest are subject only to Permitted Collateral Liens.
          SECTION 3.3. Condition of Mortgaged Property. The Trustor represents and warrants that as of the Effective Date:
     (i) there has been issued and there remains in full force and effect subject to no revocation, suspension, forfeiture or modification, each and every Permit necessary for the present and contemplated use, operation and occupancy of the Premises by the Trustor and its Tenants, except to the extent the failure to maintain any Permit would not have a Material Adverse Effect;
     (ii) the Premises and the present and contemplated use and occupancy thereof comply with all applicable zoning ordinances, building codes, land use laws, setback or other development and use requirements of Governmental Authorities and with all private restrictions and agreements affecting the Mortgaged Property whether or not recorded, except to the extent that the failure to comply would not have a Material Adverse Effect;
     (iii) the Premises are served by all utilities (including, without limitation, public water and sewer systems) necessary for the present use thereof;
     (iv) the Trustor has not received notice of any Taking or the commencement or pendency of any action or proceeding therefor;
     (v) there has not occurred any Destruction of the Premises or any portion thereof which has not previously been repaired or replaced;
     (vi) to its knowledge there are no disputes regarding boundary lines, location, encroachments or possession of any portions of the Mortgaged Property, which disputes, if determined adversely to Trustor, would have a Material Adverse Effect;
     (vii) no portion of the Premises is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards pursuant to the Flood Insurance Acts or, if any portion of the Improvements located on the Premises is located within such area, the Trustor has obtained flood insurance;
     (viii) the Premises are assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a portion of such lot or lots, and no other land or improvement is assessed and taxed together with the Premises or any portion thereof; and
     (ix) Trustor has not granted any options or rights of first refusal to purchase or acquire all or any portion of the Mortgaged Property.

          SECTION 3.4. Leases. The Trustor represents and warrants that as of the Effective Date:
     (i) there are no Leases affecting the Premises as of the Effective Date, except as identified on Schedule B annexed to this Deed of Trust;
     (ii) true copies of such Leases have been previously delivered to the Beneficiary;
     (iii) the Trustor is the sole owner of all of the landlord’s interest in such Leases;
     (iv) to Trustor’s knowledge, there is no default under any Lease and there is existing no condition which with the giving of notice or passage of time or both would cause a default thereunder, except, in each case to the extent such default or potential default would not have a Material Adverse Effect; and
     (v) no Lease contains any option to purchase, right of first refusal to purchase, or any other similar provision.
          SECTION 3.5. Charges. The Trustor represents and warrants that all Charges imposed upon or assessed against the Mortgaged Property have been paid and discharged except to the extent such Charges constitute Permitted Collateral Liens or to the extent such Charges are being diligently contested in accordance with Article VII.
          SECTION 3.6. Benefit to the Trustor. The Trustor represents and warrants that it will receive substantial benefit as a result of the execution, delivery, and performance of the Notes Documents.
          SECTION 3.7. Insurance. The Trustor represents and warrants that (i) the Premises and the use, occupancy and operation thereof comply with all Insurance Requirements, except where the failure to comply would not have a Material Adverse Effect, and there exists no default under any Insurance Requirement that is reasonably likely to result in the cancellation of such Insurance Policy, (ii) all premiums due and payable with respect to the Insurance Policies have been paid, (iii) all Insurance Policies are in full force and effect and the Trustor has not received notice of violation or cancellation thereof, (iv) all Insurance Policies or Insurance Certificates have been delivered to Beneficiary, and (v) the Premises are insured in accordance with the Insurance Requirements.
          SECTION 3.8. Environmental. (A) The Trustor represents and warrants that:
     (i) Trustor has obtained all Permits which are necessary with respect to the ownership and lawful operation of the Mortgaged Property under any and all applicable Environmental Laws, except to the extent that the failure to maintain any such Permit would not have a Material Adverse Effect;

     (ii) Trustor is in compliance with all terms and conditions of Environmental Laws, except to the extent that the failure to comply would not have a Material Adverse Effect;
     (iii) To Trustor’s knowledge, there are no Hazardous Materials located on, above or below the surface of the Mortgaged Property or contained in the soil or water constituting such Mortgaged Property (except those that are in compliance with all Environmental Laws or where the presence of which would not have a Material Adverse Effect);
     (iv) To Trustor’s knowledge, no material Release of Hazardous Materials has occurred on, upon or from such Mortgaged Property which have not been remediated in accordance with applicable law, except to the extent the same would not have a Material Adverse Effect;
     (v) To Trustor’s knowledge, the Mortgaged Property has not been used as a landfill or waste disposal site; and
     (vi) the Mortgaged Property is being owned, occupied and operated by Trustor in compliance with all Environmental Laws (except to the extent that the failure to comply would not have a Material Adverse Effect), there are no material breaches thereof (except to the extent that any such breach would not have a Material Adverse Effect) and no enforcement actions in respect thereof are pending or, to Trustor’s knowledge, threatened against Trustor which, in any case, would be reasonably likely to materially and adversely affect Trustor’s ability to perform its obligations under the Notes Documents or otherwise materially impair the value of any Mortgaged Property.
Notwithstanding the foregoing, Trustor makes no representation or warranty in (i) — (vi) above with respect to any matters existing at the Mortgaged Property as of the date(s) of the environmental report(s) delivered to Mortgagee with respect to the Mortgaged Property.
     (B) Trustor represents and warrants that to its knowledge no adverse change has occurred with respect to any of the matters identified in the environmental report(s) delivered to Beneficiary with respect to the Mortgaged Property, except for changes which, individually or in the aggregate, would not have a Material Adverse Effect.
ARTICLE IV.
CERTAIN COVENANTS OF TRUSTOR
          SECTION 4.1. Payment. The Trustor shall pay as and when the same shall become due, whether at its stated maturity, by acceleration or otherwise, each and every amount payable by the Trustor in respect of the Secured Obligations.

          SECTION 4.2. Title. The Trustor shall
          (i) Except as permitted under the Indenture (A) keep in effect all rights and appurtenances to or that constitute a part of the Mortgaged Property and (B) protect, preserve and defend its interest in the Mortgaged Property and title thereto (subject in each case to Permitted Collateral Liens);
          (ii) (A) forever warrant and defend to the Beneficiary and Mortgaged Property Trustee the lien and security interests created and evidenced hereby and the validity and priority hereof in any action or proceeding against the claims of any and all persons whomsoever affecting or purporting to affect the Mortgaged Property or any of the rights of the Beneficiary or Mortgaged Property Trustee hereunder (other than Permitted Collateral Liens) and (B) maintain a valid and enforceable first priority lien on the Mortgaged Property and, to the extent any of the Mortgaged Property shall consist of Fixtures, a first priority security interest in the Fixtures, which first priority lien and security interest shall be subject only to Permitted Collateral Liens; and
          (iii) promptly upon obtaining knowledge of the pendency of any proceedings for the eviction of the Trustor from the Mortgaged Property or any part thereof by paramount title or otherwise questioning the Trustor’s right, title and interest in, to and under the Mortgaged Property as warranted in this Deed of Trust, or of any condition that is reasonably likely to give rise to any such proceedings, notify the Beneficiary thereof. The Beneficiary may participate in such proceedings and the Trustor will deliver or cause to be delivered to the Beneficiary all instruments reasonably requested by the Beneficiary to permit such participation. In any such proceedings, the Beneficiary may be represented by counsel satisfactory to the Beneficiary at the reasonable expense of the Trustor. If, upon the resolution of such proceedings, the Trustor shall suffer a loss of the Mortgaged Property or any part thereof or interest therein and title insurance proceeds shall be payable in connection therewith, such proceeds are hereby assigned to and shall be paid to the Beneficiary to be applied to the payment of the Secured Obligations.
          SECTION 4.3. Maintenance and Use of Mortgaged Property.
          (i) Maintenance of Premises. The Trustor will use reasonable efforts to maintain, preserve, protect and keep the Premises in good repair, working order and condition (normal wear and tear and damage from casualty excepted), and make necessary and proper repairs, renewals and replacements, in each case in a good and workmanlike manner, so that its business carried on in connection therewith may be properly conducted, and to the extent failure to do so would have a Material Adverse Effect. Trustor shall use reasonable efforts not to (x) commit any act, or (y) suffer or permit any condition to exist, in or upon the Mortgaged Property in violation of any law, covenant, condition or restriction now, or hereafter, affecting the Mortgaged Property (including any which require alteration or improvement thereof), except to the extent such violation would not have a Material Adverse Effect. Trustor shall not drill or extract or enter into any lease for the drilling for or extraction of oil, gas or other hydrocarbon substances or any mineral of any kind of character on or from the Mortgaged Property or any part thereof which is likely to have a materially adverse impact upon the Mortgaged Property.
          (ii) Permits. The Trustor shall use its reasonable efforts to maintain, or cause to be maintained, in full force and effect all Permits to the extent contemplated by Section 3.3(i) hereof, except to the extent failure to do so would not have a Material Adverse Effect. Unless and to the extent contested by the Trustor in accordance with the provisions of Article VII hereof, the Trustor shall use its reasonable efforts to comply with all requirements set forth in the Permits and all requirements of law applicable to all or any portion of the Mortgaged Property or the condition, use or occupancy of all or any portion thereof or any recorded deed of restriction, declaration, covenant running with the land or otherwise, now or hereafter in force, in each case except where the failure to comply singly or in the aggregate would not have a Material Adverse Effect.
          (iii) Zoning. The Trustor shall not initiate, join in or consent to any change in the zoning or any other permitted use classification of the Premises, which would prohibit use of the Premises for its current use.
          (iv) Insurance. Trustor will maintain or cause to be maintained, with financially sound and reputable (in each case, in the judgment of the Trustor) insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the Mortgaged Property as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons, and shall operate its business and the Premises in compliance with all provisions of such policies, all requirements of the issuers of such policies, and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon the Trustor and applicable to the Mortgaged Property or any use or condition thereof, except to the extent that such non-compliance would not have a Material Adverse Effect. Without limiting the generality of the foregoing, Trustor will maintain or cause to be maintained (a) flood insurance with respect to the Mortgaged Property if located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards, and which area is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the United States Federal Reserve System (or any successor thereto), (b) replacement value casualty insurance on the Mortgaged Property under such policies of insurance, with such insurance companies, in such amounts on an “all-risk” basis, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, and (c) public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them, in a prudent manner, with (except for self insurance) financially sound and reputable (in each case, in the judgment of Trustor)

insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of Trustor and adequate and appropriate for the conduct of the business of the Trustor and its subsidiaries in a prudent manner for entities similarly situated in the industry. Each such policy of insurance shall name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear and provide for at least 15 days’ prior written notice to the Collateral Agent of any modification or cancellation of such policy.
For the avoidance of doubt, the Trustor will have no liability or responsibility to maintain, pay premiums on, or have any liability or responsibility in connection with, any such insurance policy or policies.
          SECTION 4.4. Notices Regarding Certain Defaults. The Trustor shall, promptly upon receipt of any written notice regarding the failure to discharge any of the Trustor’s obligations with respect to the Mortgaged Property or any portion thereof described in Sections 4.2(ii)(B), 4.3(iv) and 4.7, furnish a copy of such notice to the Beneficiary.
          SECTION 4.5. Access to Mortgaged Property, Books and Records; Other Information. Upon reasonable prior notice to the Trustor, the Beneficiary, its agents, accountants and attorneys shall have access to visit and inspect the Mortgaged Property, at reasonable times and accompanied by a representative of Trustor and subject to the rights of any tenants or other occupants of the Mortgaged Property.
          SECTION 4.6. Limitation on Liens; Transfer Restrictions.
          (i) Except for the Permitted Collateral Liens and the liens of this Deed of Trust and the other Security Documents, the Trustor may not, without the prior written consent of the Beneficiary, permit to exist or grant any Lien on all or any part of the Mortgaged Property or suffer or allow any of the foregoing to occur by operation of law or otherwise.
          (ii) Except to the extent permitted in the Indenture, the Trustor may not, without the prior written consent of the Beneficiary, sell, convey, assign, mortgage, lease, pledge or otherwise transfer all or any part of the Mortgaged Property.
          SECTION 4.7. Environmental. Trustor shall use its reasonable efforts to comply with all applicable Environmental Laws, except where the failure to comply would not have a Material Adverse Effect.
ARTICLE V.
CONCERNING ASSIGNMENT OF LEASES AND RENTS
          SECTION 5.1. Present Assignment; License to the Trustor.

          (i) Section 2.2 of this Deed of Trust constitutes a present, absolute, effective, irrevocable and complete assignment by Trustor to Beneficiary of the Leases and Rents and the right, subject to applicable law, to collect all sums payable to Trustor thereunder and apply the same after payment of any costs and expenses arising under Section 13.7 of this Deed of Trust in accordance with Section 9.3(iv) of this Deed of Trust, which is not conditioned upon Beneficiary being in possession of the Premises. The Beneficiary hereby grants to the Trustor, however, a license to collect, receive, use, retain and apply the Rents and to enforce the obligations of Tenants under the Leases. Upon the occurrence of and during the continuance of any Event of Default, the license granted in the immediately preceding sentence shall cease and terminate, provided however that if the Event of Default is cured by Trustor or waived in writing by Beneficiary, the license granted to Trustor will thereupon be reinstated.
          (ii) Trustor acknowledges that Beneficiary has taken all reasonable actions necessary to obtain, and that upon recordation of this Deed of Trust, Beneficiary shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases subject to the Permitted Collateral Liens and in the case of security deposits, rights of depositors and requirements of law. Trustor acknowledges and agrees that upon recordation of this Deed of Trust, Beneficiary’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Trustor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Deed of Trust, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.
          (iii) Without limitation of the absolute nature of the assignment of the Rents hereunder, Trustor and Beneficiary agree that (a) this Deed of Trust shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Deed of Trust extends to property of Trustor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents, and (c) such security interest shall extend to all rents acquired by the estate after the commencement of any case in bankruptcy.
          SECTION 5.2. Collection of Rents by the Beneficiary.
          (i) Any Rents received by the Beneficiary hereunder, after payment of all proper costs and expenses arising under Section 13.5 of this Deed of Trust, shall be applied in accordance with the provisions of Section 9.3(iv) of this Deed of Trust. The Beneficiary shall be accountable to the Trustor only for Rents actually received by the Beneficiary. The collection of such Rents and the application thereof shall not cure or waive any Event of Default or waive, modify or affect notice of Event of Default or invalidate any act done pursuant to any such notice.
          (ii) The Trustor hereby authorizes and directs the tenant under each Lease, upon the occurrence of and during the continuance of any Event of Default, to rely upon and comply with any and all notices or demands from the Beneficiary for payment of

Rents to the Beneficiary and the Trustor shall have no claim against such tenant for Rents paid by such tenant to the Beneficiary pursuant to such notice or demand.
          SECTION 5.3. No Release. Neither this Deed of Trust nor any action or inaction on the part of the Beneficiary shall release any tenant under any Lease, any guarantor of any Lease or the Trustor from any of their respective obligations under such Leases or constitute an assumption of any such obligation on the part of the Beneficiary. No action or failure to act on the part of the Trustor shall adversely affect or limit the rights of the Beneficiary under this Deed of Trust or, through this Deed of Trust, under such Leases. Nothing contained herein shall operate or be construed to (i) obligate the Beneficiary to perform any of the terms, covenants or conditions contained in any Lease or otherwise to impose any obligation upon the Beneficiary with respect to such Lease (including, without limitation, any obligation arising out of any covenant of quiet enjoyment contained in such Lease in the event that the tenant under such Lease shall have been joined as a party defendant in any action by which the estate of such tenant shall be terminated) or (ii) place upon the Beneficiary any responsibility for the operation, control, care, management or repair of the Premises, except for any liability arising solely out of its gross negligence or willful misconduct.
          SECTION 5.4. Irrevocable Interest. All rights, powers and privileges of the Beneficiary herein set forth are coupled with an interest and are irrevocable, subject to the terms and conditions hereof.
          SECTION 5.5. Amendment to Leases. Each Lease, including, without limitation, all amendments, modifications, supplements, replacements, extensions and renewals thereof, shall continue to be subject to the provisions hereof without the necessity of any further act by any of the parties hereto.
ARTICLE VI.
TAXES AND CERTAIN STATUTORY LIENS
          SECTION 6.1. Payment of Charges. Unless and to the extent contested in accordance with the provisions of Article VII hereof, the Trustor shall pay and discharge, or cause to be paid and discharged, from time to time prior to same becoming delinquent, all Charges, and prepare, execute and file any form required to be prepared, executed and filed in connection therewith.
          SECTION 6.2. Stamp and Other Taxes. Unless and to the extent contested by the Trustor in accordance with the provisions of Article VII hereof, the Trustor shall pay any United States, state and local documentary stamp taxes, with interest and fines and penalties, and any mortgage recording taxes, with interest and fines and penalties, that may hereafter be levied, imposed or assessed under or upon or by reason hereof or the Secured Obligations or any instrument or transaction affecting or relating to either thereof and in default thereof the

Beneficiary may advance the same and the amount so advanced shall accrue interest at the Default Rate and be payable by the Trustor to the Beneficiary.
          SECTION 6.3. Certain Tax Law Changes. In the event of the passage after the Effective Date of any law deducting from the value of real property, for the purpose of taxation, amounts in respect of any Lien thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any taxes, and imposing any taxes, either directly or indirectly, on this Deed of Trust, the Trustor shall pay such taxes in accordance with Section 7.1 or if such taxes are assessed against the Beneficiary, shall promptly pay to the Beneficiary such amount or amounts as may be necessary from time to time to pay any such taxes, assessments or other charges resulting therefrom; provided, that if any such payment or reimbursement shall be unlawful or taxable to Beneficiary, or would constitute usury or render the indebtedness wholly or partially usurious under applicable law, the Trustor shall pay or reimburse Beneficiary for payment of the lawful and non-usurious portion thereof .
          SECTION 6.4. Proceeds of Tax Claim. In the event that the proceeds of any tax claim are paid after the Beneficiary has exercised its right to judicial foreclosure or non-judicial foreclosure of the lien hereof, such proceeds shall be paid to the Beneficiary to satisfy any deficiency remaining after such foreclosure. The Beneficiary shall retain its interest in the proceeds of any tax claim during any redemption period. The amount of any such proceeds in excess of any deficiency claim of the Beneficiary shall in a reasonably prompt manner be released to the Trustor.
ARTICLE VII.
CONTESTING OF PAYMENTS
          SECTION 7.1. Contesting of Taxes and Certain Statutory Liens. The Trustor may at its own expense contest in good faith by appropriate proceedings the validity, amount or applicability of any Charges or any law, provided, that (x) in the case of a Charge, such contest would result in such Charge being a Permitted Collateral Lien, or (y) (i) such proceedings are initiated prior to the delinquency of any such Charge, (ii) there is no imminent foreclosure or risk of loss of the subject Mortgaged Property, (iii) Trustor diligently pursues such proceedings to completion, and, (iv) in the case of Charges, adequate reserves with respect thereto in accordance with GAAP have been set aside on the Co-Issuers’ or Trustor’s books.

ARTICLE VIII.
DESTRUCTION, CONDEMNATION AND RESTORATION
          SECTION 8.1. Destruction and Restoration. Trustor or its affiliates shall have the right to retain the Proceeds received by the Trustor or its affiliates in respect to any Destruction, except as required to be otherwise applied in accordance with the Events of Loss provisions set forth in the Indenture.
          SECTION 8.2. Condemnation. If there shall occur any Taking or the commencement of any proceeding therefor, the Trustor shall promptly notify the Beneficiary upon receiving notice of such Taking or commencement of proceedings therefor. The Beneficiary may participate in any proceedings or negotiations which are reasonably likely to result in any Taking, and the Trustor shall deliver or cause to be delivered to the Beneficiary all instruments reasonably requested by it to permit such participation. The Beneficiary may be represented by counsel satisfactory to it at the reasonable expense of the Trustor in connection with any such participation. The Trustor shall pay all reasonable fees, costs and expenses incurred by the Beneficiary in connection with any Taking and in seeking and obtaining any award or payment on account thereof. Trustor or its affiliates shall have the right to retain any proceeds, award or payment in respect of any Taking, except as required to be otherwise applied in accordance with the Event of Loss provisions set forth in the Indenture.
          SECTION 8.3. Availability of Proceeds. Any Proceeds received by Trustor or its affiliates as a result of any Destruction or Taking shall be applied in accordance with the Event of Loss provisions set forth in the Indenture.
ARTICLE IX.
EVENT OF DEFAULT AND REMEDIES
          SECTION 9.1. Events of Default. The occurrence of any Event of Default under the Indenture (as defined therein) shall constitute an “Event of Default” hereunder.
          SECTION 9.2. Remedies in Case of an Event of Default. If any Event of Default shall have occurred and be continuing, the Beneficiary may at its option, in addition to any other action permitted under this Deed of Trust or the other Notes Documents or by law, statute or in equity, take one or more of the following actions to the greatest extent permitted by applicable law:
     (i) by written notice to the Trustor, and subject to the requirements of the Indenture, declare the entire unpaid amount of the Secured Obligations to be due and payable immediately;

     (ii) personally, or by its agents or attorneys, (A) enter into and upon and take possession of all or any part of the Premises together with the books, records and accounts of the Trustor relating thereto and, exclude the Trustor, its agents and servants wholly therefrom, (B) use, operate, manage and control the Premises and conduct the business thereof, (C) maintain and restore the Premises, (D) make all necessary or proper repairs, renewals and replacements and such useful Alterations thereto and thereon as the Beneficiary may deem advisable, (E) manage, lease and operate the Premises and carry on the business thereof and exercise all rights and powers of the Trustor with respect thereto either in the name of the Trustor or otherwise or (F) collect and receive all Rents. The Beneficiary shall be under no liability for or by reason of any such taking of possession, entry, removal or holding, operation or management except for any liability arising solely out of its gross negligence or willful misconduct;
     (iii) with or without entry, personally or by its agents or attorneys or through the Mortgaged Property Trustee, (A) sell the Mortgaged Property and any or all estate, right, title and interest, claim and demand therein at one or more sales in one or more parcels, in accordance with the provisions of Section 9.3 or (B) institute and prosecute proceedings for the complete or partial foreclosure of the lien and security interests created and evidenced hereby; or
     (iv) take such steps to protect and enforce its rights whether by action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement in the Indenture, this Deed of Trust and the other Notes Documents, or in aid of the execution of any power granted in this Deed of Trust, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as the Beneficiary shall elect.
          SECTION 9.3. Sale of Mortgaged Property if Event of Default Occurs; Proceeds of Sale.
     (i) If an Event of Default has occurred and is continuing, Beneficiary may, at its election and by or through the Mortgaged Property Trustee, any substitute trustee, or any nominee, assignee or otherwise, institute proceedings for the complete foreclosure of this Deed of Trust, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. In addition, Beneficiary may deliver to Mortgaged Property Trustee a written declaration of default and demand for sale, to cause Trustor’s interest in the Mortgaged Property or any portion thereof to be sold, which notice Mortgaged Property Trustee or Beneficiary shall cause to be duly filed for recording in the official records of the county in which the Mortgaged Property is located. With respect to any notices required or permitted under the UCC, Trustor agrees that five (5) business days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Trustor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Trustor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Trustor. Mortgaged Property Trustee, Beneficiary, the Secured Parties or their respective nominee may be a purchaser at such sale and if such Person is the highest bidder, may credit the portion of the purchase price that would be distributed to Beneficiary against the Secured Obligations in lieu of paying cash.
     (ii) If Beneficiary elects to foreclose by exercise of the power of sale contained herein, Beneficiary shall notify Mortgaged Property Trustee and upon receipt of such notice, Mortgaged Property Trustee, or a Successor Trustee shall conduct such sale in accordance with the provisions of Section 14.3.
     (iii) In the event of any sale made under or by virtue of this Article IX, the entire principal of, and interest in respect of the Secured Obligations, if not previously due and payable, shall, at the option of the Beneficiary, immediately become due and payable, anything in this Deed of Trust to the contrary notwithstanding.
     (iv) The proceeds of any sale made under or by virtue of this Article IX, together with any other sums which then may be held by the Beneficiary under this Deed of Trust, whether under the provisions of this Article IX or otherwise, shall be applied in the following order, except as may be otherwise provided herein or in the Indenture: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, and all amounts for which the Collateral Agent is entitled to indemnification hereunder (in its capacity as the Collateral Agent) and all advances made by the Collateral Agent hereunder, and to the payment of all costs and expenses paid or incurred by the Collateral Agent in connection with the exercise of any right or remedy hereunder or under the Indenture, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of the Secured Parties; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of the Trustor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
     (v) The Beneficiary (on behalf of any Secured Party or on its own behalf) may bid for and acquire the Mortgaged Property or any part thereof at any sale made under or by virtue of this Article IX and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the purchase price the unpaid amounts (whether or not then due) owing to the Beneficiary in respect of the Secured Obligations, after deducting from the sales price the expense of the sale and the reasonable costs of the action or proceedings and any other sums that the Beneficiary is authorized to deduct under this Deed of Trust.
     (vi) The Beneficiary may adjourn from time to time any sale by it to be made under or by virtue hereof by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and, the Beneficiary, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.
     (vii) If the Premises is comprised of more than one parcel of land, the Beneficiary may take any of the actions authorized by this Section 9.3 in respect of any or a number of individual parcels.
     (viii) To the fullest extent permitted by law, Trustor, for itself and all who may claim through or under Trustor, hereby irrevocably and unconditionally waives (a) any and all rights to have the Mortgaged Property and estates comprising the Mortgaged Property marshaled upon any foreclosure of the lien of this Deed of Trust, and agrees that any court having jurisdiction to foreclose such lien may order the Mortgaged Property sold in its entirety, and (b) all benefit that might accrue to Trustor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment.
          SECTION 9.4. Additional Remedies in Case of an Event of Default.
     (i) The Beneficiary shall be entitled to recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the provisions hereof, and the right of the Beneficiary to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions hereof, or the foreclosure of, or absolute conveyance pursuant to, this Deed of Trust. In case of proceedings against the Trustor in insolvency or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets, the Beneficiary shall be entitled to prove the whole amount of principal and interest and other payments, charges and costs due in respect of the Secured Obligations to the full amount thereof without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property; provided, however, that in no case shall the Beneficiary receive a greater amount than the aggregate of such principal, interest and such other payments, charges and costs (with interest at the Default Rate) from the proceeds of the sale of the Mortgaged Property and the distribution from the estate of the Trustor.
     (ii) Any recovery of any judgment by the Beneficiary and any levy of any execution under any judgment upon the Mortgaged Property shall not affect in any manner or to any extent the lien and security interests created and evidenced hereby upon the Mortgaged Property or any part thereof, or any conveyances, powers, rights and remedies of the Beneficiary hereunder, but such conveyances, powers, rights and remedies shall continue unimpaired as before.
     (iii) Any monies collected by the Beneficiary under this Section 9.4 shall be applied in accordance with the provisions of Section 9.3(iv).
          SECTION 9.5. Legal Proceedings After an Event of Default.

     (i) After the occurrence and during the continuance of any Event of Default and immediately upon the commencement of any action, suit or legal proceedings to obtain judgment for the Secured Obligations or any part thereof, or of any proceedings to foreclose the lien and security interest created and evidenced hereby or otherwise enforce the provisions hereof or of any other proceedings in aid of the enforcement hereof, the Trustor shall enter its voluntary appearance in such action, suit or proceeding.
     (ii) If an Event of Default has occurred and is continuing, Beneficiary may, at its election and by or through the Mortgaged Property Trustee, any substitute trustee, or any nominee, assignee or otherwise, make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Trustor or regard to the adequacy of the Mortgaged Property for the repayment of the Secured Obligations, the appointment of a receiver of the Mortgaged Property, and Trustor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 9.3(iv).
     (iii) The Trustor shall not (A) at any time insist upon, or plead, or in any manner whatsoever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance hereof, (B) claim, take or insist on any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales of the Mortgaged Property which may be made pursuant to this Deed of Trust, or pursuant to any decree, judgment or order of any court of competent jurisdiction or (C) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof. To the extent permitted by applicable law, the Trustor hereby expressly (W) waives all benefit or advantage of any such law or laws, including, without limitation, any statute of limitations applicable to this Deed of Trust, (X) waives any and all rights to trial by jury in any action or proceeding related to the enforcement hereof, (Y) waives any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding brought in connection with this Deed of Trust and further waives and agrees not to plead that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and (Z) covenants not to hinder, delay or impede the execution of any power granted or delegated to the Beneficiary by this Deed of Trust but to suffer and permit the execution of every such power as though no such law or laws had been made or enacted. The Beneficiary shall not be liable for any incorrect or improper payment made pursuant to this Article IX in the absence of gross negligence or willful misconduct.
          SECTION 9.6. Remedies Not Exclusive. No remedy conferred upon or reserved to the Beneficiary by this Deed of Trust is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Deed of Trust or now or hereafter existing at law or in equity. Any delay or omission of the Beneficiary to exercise any right or power accruing on any Event of Default shall not impair any such right or power and shall not be construed to be a waiver of or acquiescence in any such Event of Default. Every power and remedy given by this Deed of Trust may be exercised from time to time concurrently or independently, when and as often as may be deemed expedient by the Beneficiary in such order and manner as the Beneficiary, in its sole discretion, may elect. If the Beneficiary accepts any monies required to be paid by the Trustor under this Deed of Trust after the same become due, such acceptance shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums secured by this Deed of Trust or to declare an Event of Default with regard to subsequent defaults. If the Beneficiary accepts any monies required to be paid by the Trustor under this Deed of Trust in an amount less than the sum then due, such acceptance shall be deemed an acceptance on account only and on the condition that it shall not constitute a waiver of the obligation of the Trustor to pay the entire sum then due, and the Trustor’s failure to pay the entire sum then due shall be and continue to be a default hereunder notwithstanding acceptance of such amount on account.
          SECTION 9.7. Costs of Enforcement. All sums advanced and expenses incurred at any time by Beneficiary or any Secured Party under this Article IX shall bear interest at the Default Rate from the date that such sum was advanced or expense incurred to and including the date of reimbursement, and such shall be Secured Obligations hereunder. Trustor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Deed of Trust and the other Security Documents, or the enforcement, compromise or settlement of the Secured Obligations or any claim under this Deed of Trust and the other Security Documents, or for defending or asserting the rights and claims of Beneficiary or the Secured Parties in respect thereof, by litigation or otherwise.
          SECTION 9.8. Rescission of Notice of Default. Beneficiary (on behalf of the Secured Parties) may from time to time rescind any notice of default or notice of sale before any Mortgaged Property Trustee’s sale as provided above, by executing and delivering to Mortgaged Property Trustee a written notice of such rescission, which such notice, when recorded, shall also constitute a cancellation of any prior declaration of default and demand for sale. The exercise by Beneficiary of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring, or impair the right of Beneficiary to execute and deliver to Mortgaged Property Trustee, as above provided, other declarations or notices of default to satisfy the obligations of this Deed of Trust or the obligations secured hereby, nor otherwise affect any provision, covenant or condition of any Notes Document or any of the rights, obligations or remedies of Mortgaged Property Trustee, Beneficiary or other Secured Parties hereunder or thereunder.
          SECTION 9.9. Effect of Judgment. The obtaining of any judgment by Beneficiary and any levy of any execution under any judgment upon the Mortgaged Property shall not affect in any manner or to any extent the lien of this Deed of Trust upon the Mortgaged Property or any part thereof, or any liens, powers, rights and remedies of Beneficiary hereunder, but such liens, powers, rights and remedies shall continue unimpaired as before until the judgment or levy is satisfied.

ARTICLE X.
SECURITY AGREEMENT AND FIXTURE FILING
          SECTION 10.1. Security Agreement. To the extent that the Mortgaged Property includes personal property or items of personal property which are or are to become fixtures under applicable law, this Deed of Trust shall also be construed as a security agreement under the UCC; and, upon the occurrence and during the continuance of an Event of Default, the Beneficiary shall be entitled with respect to such personal property to exercise all remedies hereunder, all remedies available under the UCC with respect to fixtures and all other remedies available under applicable law. Without limiting the foregoing, such personal property may, at the Beneficiary’s option upon the occurrence and during the continuance of an Event of Default, (i) be sold hereunder together with any sale of any portion of the Mortgaged Property or otherwise, (ii) be sold pursuant to the UCC, or (iii) be dealt with by the Beneficiary in any other manner permitted under applicable law. The Beneficiary may require the Trustor to assemble such personal property and make it available to the Beneficiary at a place to be designated by the Beneficiary. The Trustor acknowledges and agrees that a disposition of the personal property in accordance with the Beneficiary’s rights and remedies in respect to the Mortgaged Property as heretofore provided is a commercially reasonable disposition thereof; provided, however, that the Beneficiary shall give the Trustor not less than ten (10) days’ prior notice of the time and place of any intended disposition.
          SECTION 10.2. Fixture Filing. To the extent that the Mortgaged Property includes items of personal property which are or are to become fixtures under applicable law, and to the extent permitted under applicable law, the filing hereof in the real estate records of the county in which such Mortgaged Property is located shall also operate from the time of filing as a fixture filing with respect to such Mortgaged Property, and the following information is applicable for the purpose of such fixture filing, to wit:

Name and Address of the debtor:

The Trustor having the address described in the Preamble hereof.

The Trustor is a limited liability company organized under the laws of the State of Delaware whose Organization Number is 4035122.
Name and Address of the secured party: The Beneficiary having the address described in the Preamble hereof, from which address information concerning the security interest may be obtained.

This Financing Statement covers the following types or items of property:

The Mortgaged Property.

This Deed of Trust covers goods or items of personal property which are or are to become fixtures upon the Land or Improvements.

The name of the record owner of the Land and Improvements on which such fixtures are or are to be located is the Trustor.

In addition, Trustor authorizes the Beneficiary to file appropriate financing and continuation statements under the UCC in effect in the jurisdiction in which the Mortgaged Property is located which Beneficiary deems necessary to establish, preserve and protect the liens and security interests intended to be granted to the Beneficiary pursuant to this Deed of Trust in the Mortgaged Property.
ARTICLE XI.
MORTGAGED PROPERTY TRUSTEE
          SECTION 11.1. Acceptance by Mortgaged Property Trustee. Mortgaged Property Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law.
          SECTION 11.2. Compensation. Mortgaged Property Trustee waives any statutory fee and shall accept reasonable compensation from Beneficiary in lieu thereof for any services rendered by it in accordance with the terms hereof.
          SECTION 11.3. Action in Accordance with Instructions. Upon receipt by Mortgaged Property Trustee of instructions from Beneficiary at any time or from time to time, Mortgaged Property Trustee shall (a) give any notice or direction or exercise any right, remedy or power hereunder or in respect of any part or all of the Mortgaged Property as shall be specified in such instructions, and (b) approve as satisfactory all matters required by the terms hereof to be satisfactory to Mortgaged Property Trustee or to Beneficiary. In addition, at any time or from time to time, upon request of Beneficiary and presentation of this Deed of Trust for endorsement, and without affecting the liability of any Person for payment of the Secured Obligations, Mortgaged Property Trustee may, upon such request, reconvey all or any part of the Mortgaged Property, consent to the making of any map or plat thereof, join in granting an easement thereon, or join in any extension agreement or any agreement subordinating the lien and estate hereof.
          SECTION 11.4. Resignation. Mortgaged Property Trustee may resign at any time upon giving not less than 60 days prior written notice to Beneficiary, but shall continue to act as trustee until its successor shall have been qualified and appointed pursuant to Section 11.5 hereof.
          SECTION 11.5. Substitute Trustee. In case of the resignation of Mortgaged Property Trustee or any subsequent substitute trustee or trustees, or the inability (through death or otherwise), refusal or failure of Mortgaged Property Trustee or any subsequent substitute trustee or trustees to act, or at the option of Beneficiary for any other reason (which reason need not be stated), a substitute Mortgaged Property Trustee, or, if preferred, multiple substitute Mortgaged Property Trustees (herein referred to as the “Substitute Trustee”) may be named, constituted and appointed by Beneficiary, without other formality than an appointment and designation in writing, which appointment and designation shall be full evidence of the right and authority to make the same and of all facts therein recited, and this conveyance shall vest in the Substitute Trustee (whether one or more) the title, powers and duties herein conferred on Mortgaged Property Trustee originally named herein, and the conveyance of the Substitute Trustee to the purchaser(s) at any sale of the Mortgaged Property or any part thereof shall be equally valid and effective. If multiple Substitute Trustees are appointed, each of such multiple Substitute Trustees shall be empowered and authorized to act alone without the necessity of the joinder of the other multiple Substitute Trustees, whenever any action or undertaking of such Substitute Trustees is requested or required under or pursuant to this Deed of Trust or applicable law. The right to appoint one or more Substitute Trustees shall exist as often and whenever from any of said causes, Mortgaged Property Trustee, or any Substitute Trustee, resigns or cannot, will not or does not act, or Beneficiary desires to appoint a new Mortgaged Property Trustee. No bond shall ever be required of Mortgaged Property Trustee, or any Substitute Trustee. The recitals in any conveyance made by Mortgaged Property Trustee, or any Substitute Trustee, shall be accepted and construed in court and elsewhere as prima facie evidence and proof of the facts recited, and no other proof shall be required as to the request by Beneficiary to Mortgaged Property Trustee to enforce this Deed of Trust, or as to the notice of or holding of the sale, or as to any particulars thereof, or as to the resignation of Mortgaged Property Trustee, or any Substitute Trustee, or as to the inability, refusal or failure of Mortgaged Property Trustee, or any Substitute Trustee, to act, or as to the election of Beneficiary to appoint a new Mortgaged Property Trustee, or as to appointment of a Substitute Trustee, and all prerequisites of said sale shall be presumed to have been performed; and each sale made under the powers herein granted shall be a perpetual bar against Trustor and the heirs, personal representatives, successors and assigns of Trustor. Mortgaged Property Trustee, original or Substitute Trustee, is hereby authorized and empowered to appoint any one or more persons as attorney-in-fact to act as Mortgaged Property Trustee under him and in his name, place and stead in order to take any actions that Mortgaged Property Trustee is authorized and empowered to do hereunder, such appointment to be evidenced by an instrument signed and acknowledged by said Mortgaged Property Trustee, original or Substitute Trustee; and all acts done by said attorney-in-fact shall be valid, lawful and binding as if done by said Mortgaged Property Trustee, original or Substitute Trustee, in person.
ARTICLE XII.
FURTHER ASSURANCES
          SECTION 12.1. Recording Documentation To Assure Security. The Trustor shall, forthwith after the execution and delivery hereof and thereafter, from time to time, cause this Deed of Trust and any financing statement, continuation statement or similar instrument relating to any thereof or to any property intended to be subject to the lien hereof to be filed, registered and recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the validity and priority thereof (subject to Permitted Collateral Liens) or the lien hereof purported to be created upon the Mortgaged Property and the interest and rights of the Beneficiary therein.

          SECTION 12.2. Further Acts. The Trustor shall, at the sole cost and expense of the Trustor, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers, financing statements, continuation statements, instruments and assurances as the Beneficiary shall from time to time request, which may be necessary in the reasonable judgment of the Beneficiary from time to time to assure, perfect, convey, assign, mortgage, transfer and confirm unto the Beneficiary, the property and rights hereby conveyed or assigned or which the Trustor may be or may hereafter become bound to convey or assign to the Beneficiary or for carrying out the intention or facilitating the performance of the terms hereof or the filing, registering or recording hereof. Without limiting the generality of the foregoing, in the event that the Beneficiary desires to exercise any remedies, consensual rights or attorney-in-fact powers set forth in this Deed of Trust and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the request of the Beneficiary, the Trustor agrees to reasonably assist and aid the Beneficiary to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers. In the event the Trustor shall fail after demand to execute any instrument or take any action required to be executed or taken by the Trustor under this Section 12.2, the Beneficiary, upon notice to Trustor, may execute or take the same as the attorney-in-fact for the Trustor, such power of attorney being coupled with an interest and is irrevocable.
          SECTION 12.3. Additional Security. Without notice to or consent of the Trustor and without impairment of the lien and rights created by this Deed of Trust, the Beneficiary may accept (but the Trustor shall not be obligated to furnish) from the Trustor or from any other person, additional security for the Secured Obligations. Neither the giving hereof nor the acceptance of any such additional security shall prevent the Beneficiary from resorting, first, to such additional security, and, second, to the security created by this Deed of Trust without affecting the Beneficiary’s lien and rights under this Deed of Trust.
ARTICLE XIII.
MISCELLANEOUS
          SECTION 13.1. Trust is Irrevocable. The Trust created hereby is irrevocable by the Trustor.
          SECTION 13.2. Covenants To Run with the Land. All of the grants, covenants, terms, provisions and conditions in this Deed of Trust shall run with the Land and shall apply to, and bind the successors and assigns of, the Trustor. If there shall be more than one trustor with respect to the Mortgaged Property, the covenants and warranties hereof shall be joint and several.
          SECTION 13.3. Environmental Indemnity.

          (i) All risk of loss associated with non-compliance with Environmental Laws at the Mortgaged Property, or with the presence of any Hazardous Material at, upon, within, contiguous to or otherwise affecting the Mortgaged Property or any portion thereof, shall be solely with Trustor. Accordingly, Trustor shall bear all risks and costs associated with any loss (including any loss in value attributable to Hazardous Materials), damage or liability from such non-compliance or presence of any Hazardous Material, including all costs of removal of such Hazardous Material or other related remediation required by Environmental Laws. Trustor shall indemnify, defend and hold Collateral Agent harmless from and against all loss, liabilities, damages, claims, costs and expenses (including reasonable costs of defense) (hereinafter collectively referred to as “Liabilities”), arising out of or associated, in any way, with:
(A)	the non-compliance of the Mortgaged Property with Environmental Laws; or

(B)	the existence or presence of Hazardous Materials in concentrations in excess of applicable standards under Environmental Laws in, on, or about the Mortgaged Property or any portion thereof;
whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including those Liabilities arising from the joint, concurrent or comparative negligence of Collateral Agent; however, Trustor shall not be liable under such indemnification to the extent such Liabilities result directly from Collateral Agent’s gross negligence or willful misconduct.
Trustor’s obligations under this Section shall arise upon the discovery of the presence of any Hazardous Material, whether or not any governmental authority has taken or threatened any action in connection with the presence of any Hazardous Materials and whether or not the existence of any such Hazardous Material or potential liability on account thereof is disclosed in the Site Assessment and shall continue notwithstanding the repayment of the Notes or any transfer or sale of any right, title and interest in the Mortgaged Property or any portion thereof (by foreclosure, deed in lieu of foreclosure or otherwise), but shall not apply to any actions taken or events occurring after such transfer or sale or after Beneficiary or a receiver in any bankruptcy proceeding takes possession of the Mortgaged Property. For the avoidance of doubt, such liabilities shall survive any such transfer or sale or taking possession to the extent such liabilities arose, or are the result of circumstances or actions occurring, prior to such transfer, sale or taking possession.
          SECTION 13.4. No Merger. The rights and estate created by this Deed of Trust shall not, under any circumstances, be held to have merged into any other estate or interest now owned or hereafter acquired by the Beneficiary unless the Beneficiary shall have consented to such merger in writing.
          SECTION 13.5. Secured Obligations to Include Judgments; Other Collateral. The term “Secured Obligations” as defined in this Deed of Trust shall include, without limitation, any judgment(s) or final decree(s) rendered to collect any money obligations of Trustor to Beneficiary and/or any Secured Parties and/or to enforce the performance or collection of all rights, remedies, obligations, covenants, agreements, conditions, indemnities, representations, warranties, and other liabilities of the Trustor under this Deed of Trust or any or all of the other Notes Documents. Furthermore, Trustor acknowledges and agrees that the Secured Obligations are secured by the Mortgaged Property and various other collateral at the time of execution of this Deed of Trust. Trustor specifically acknowledges and agrees that the Mortgaged Property, in and of itself, if foreclosed or realized upon would not be sufficient to satisfy the outstanding amount of the Secured Obligations. Accordingly, Trustor acknowledges that it is in Beneficiary’s contemplation that the other collateral pledged to secure the Secured Obligations may be pursued by Beneficiary in separate proceedings in the various states and counties where such collateral may be located and additionally that Trustor will remain liable for any deficiency judgments in addition to any amounts Beneficiary and/or the other Secured Parties may realize on sales of other property or any other collateral given as security for the Secured Obligations. Specifically, and without limitation of the foregoing, it is agreed that it is the intent of the parties hereto that in the event of a foreclosure of this Deed of Trust, that the Secured Obligations shall not be deemed merged into any judgment of foreclosure, but shall rather remain outstanding to the fullest extent permitted by applicable law.
          SECTION 13.6. Concerning Beneficiary.
          (i) The Beneficiary has been appointed as Collateral Agent pursuant to the Indenture.
          (ii) The Beneficiary shall be deemed to have exercised reasonable care in the custody and preservation of the Mortgaged Property in its possession if such Mortgaged Property is accorded treatment substantially equivalent to that which the Beneficiary, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Beneficiary nor any of the Secured Parties shall have responsibility for taking any necessary steps to preserve rights against any person with respect to any Mortgaged Property.
          (iii) With respect to any of its rights and obligations as a Secured Party, the Beneficiary shall have and may exercise the same rights and powers hereunder. The term “Secured Parties,” “Secured Party” or any similar terms shall, unless the context clearly otherwise indicates, include the Beneficiary in its capacity as Collateral Agent and as a Secured Party. The Beneficiary may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Trustor or any Affiliate of the Trustor to the same extent as if the Beneficiary were not acting as Trustee and Collateral Agent.
          (iv) If any portion of the Mortgaged Property also constitutes collateral granted to the Beneficiary under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, (x) if the conflict regards personal property covered by the Security Agreement, the provisions of the Security Agreement shall control, and (y) in all other cases the Beneficiary, in its sole discretion, shall select which provision or provisions shall control.

          SECTION 13.7. Beneficiary May Perform; Beneficiary Appointed Attorney-in-Fact. If the Trustor shall fail to perform any covenants contained in this Deed of Trust (including, without limitation, the Trustor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay Charges, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of the Trustor with respect to any Mortgaged Property), the Beneficiary may (but shall not be obligated to) (x) following the occurrence of an Event of Default, or (y) after delivery of notice to Trustor and (1) passage of any applicable grace periods hereunder or under the Indenture, or (2) the passage of such shorter period of time as reasonably necessary to prevent the Premises from being uninsured or reasonably necessary to prevent an imminent foreclosure, do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose, which shall bear interest at the Default Rate and be secured by this Deed of Trust; provided, however, that the Beneficiary shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which the Trustor fails to pay or perform as and when required hereby and which the Trustor does not contest in accordance with the provisions of Article VII hereof. Any and all amounts so expended by the Beneficiary shall be paid by the Trustor in accordance with the provisions hereof. Neither the provisions of this Section 13.7 nor any action taken by the Beneficiary pursuant to the provisions of this Section 13.7 shall prevent any such failure to observe any covenant contained in this Deed of Trust nor any breach of representation or warranty from constituting an Event of Default. The Trustor hereby appoints the Beneficiary its attorney-in-fact, with full authority in the place and stead of the Trustor and in the name of the Trustor, or otherwise, from time to time in the Beneficiary’s discretion to take any action and to execute any instrument consistent with the terms hereof and the other Notes Documents which the Beneficiary may deem reasonably necessary to accomplish the purposes hereof if Beneficiary reasonably believes the security afforded by this Deed of Trust may be impaired and if an Event of Default has occurred and is continuing. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. The Trustor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.
          SECTION 13.8. Continuing Security Interest; Assignment. This Deed of Trust shall create a continuing lien on and security interest in the Mortgaged Property and shall (i) be binding upon the Trustor, its successors and assigns and (ii) inure, together with the rights and remedies of the Mortgaged Property Trustee and the Beneficiary hereunder, to the benefit of the Mortgaged Property Trustee and the Beneficiary for the benefit of the Secured Parties, respectively, and each of their respective successors, transferees and assigns. No other persons (including, without limitation, any other creditor of the Co-Issuers or any of their Subsidiaries) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), except to the extent, if any, prohibited under the Indenture, any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Deed of Trust to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject, however, to the provisions of the Indenture.
          SECTION 13.9. Termination; Release. When all the Secured Obligations have been indefeasibly paid in full or all of the Mortgaged Property shall otherwise be released from the lien of this Deed of Trust pursuant to the Indenture, the lien of this Deed of Trust shall terminate. Upon termination of the lien hereof or any release of the Mortgaged Property or any portion thereof (whether arising from a sale of the Mortgaged Property or otherwise), the Beneficiary shall, upon the request and at the sole cost and expense of the Trustor, forthwith deliver to Mortgaged Property Trustee a written request for reconveyance, and will surrender to Mortgaged Property Trustee for cancellation this Deed of Trust; however, Beneficiary will have no obligation to deliver the written request until Beneficiary and the other Secured Parties have been paid by Trustor, in immediately available funds, all escrow, closing, and recording costs, the costs of preparing and issuing the reconveyance, and any trustee’s or reconveyance fees. Upon Mortgaged Property Trustee’s receipt of the written request by Beneficiary and any other required documents, Mortgaged Property Trustee will reconvey, without warranty, the Mortgaged Property or that portion then held. To the extent permitted by law, the reconveyance may describe the grantee as the Person or Persons legally entitled and the recitals of any matters or facts in any reconveyance will be conclusive proof of the truthfulness of them. Neither Beneficiary nor Mortgaged Property Trustee will have any duty to determine the rights of Persons claiming to be rightful grantees of any reconveyance and the terms of any grant, reconveyance or assignment shall be without recourse to Beneficiary and without any representation or warranty (express, implied or otherwise) on behalf of Beneficiary, and Beneficiary shall not enter into or issue any other estoppels, agreements or other instruments in connection therewith. When the Mortgaged Property has been fully reconveyed, the last reconveyance will operate as a reassignment of all future Rents of the Mortgaged Property to the Person legally entitled.
          SECTION 13.10. Assignment in lieu of Reconveyance. In lieu of reconveyance or satisfaction, Beneficiary will provide an assignment of this Deed of Trust and related indebtedness as Trustor may designate provided that (i) Trustor pays all reasonable costs and fees associated with assignment, (ii) assignment is without representation or warranty by, or recourse to, assignor, except that, assignor will represent that it is the holder of this Deed of Trust, that it has not otherwise encumbered this Deed of Trust, and that it has full right and authority to assign, (iii) assignor obtains an indemnification from Trustor reasonably acceptable to assignor in favor of assignor for all liability arising from assignor’s having provided an assignment in lieu of a reconveyance or satisfaction, and (iv) Trustor otherwise complies with assignor’s reasonable requests in connection with the assignment in accordance with commercially reasonable practices in the jurisdiction in which the property is located.
          SECTION 13.11. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by the Trustor therefrom, shall be effective unless the same shall be done in accordance with the terms of the Indenture and unless in writing and signed by the Beneficiary. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by the Trustor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Deed of Trust or any other Notes Document, no notice to or demand on the Trustor in any case shall entitle the Trustor to any other or further notice or demand in similar or other circumstances.

          SECTION 13.12. Notices. Any notice to be given or required hereunder shall be provided in accordance with Section 13.02 of the Indenture, to Trustor, Mortgaged Property Trustee, or Beneficiary, as applicable, at the address set forth below:
(i)	If to Mortgaged Property Trustee:

Peter S. Graf c/o Republic Title of Texas, Inc. 2626 Howell Street, 10th Floor Dallas, Texas 75204

(ii)	If to Trustor:

Great Wolf Lodge of Grapevine, LLC c/o Great Wolf Resorts, Inc. 122 West Washington Avenue Suite 600 Madison, WI 53703 Attention: General Counsel Phone: (608) 661-4700 Fax: (608) 661-4701

(iii)	If to Beneficiary:

Great Wolf Administrator c/o U.S. Bank National Association 60 Livingston Avenue EP-MN-WS3C St. Paul, MN 55107-2292 Phone: (651) 495-3918 Fax: (651) 495-8097
          SECTION 13.13. GOVERNING LAW; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. THIS DEED OF TRUST SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR ITEM OR TYPE OF MORTGAGED PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. TRUSTOR AGREES THAT SERVICE OF PROCESS IN ANY PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE TRUSTOR AT ITS ADDRESS SET FORTH IN SECTION 13.12 HEREOF OR AT SUCH OTHER ADDRESS OF WHICH THE BENEFICIARY SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. IF ANY AGENT APPOINTED BY

TRUSTOR REFUSES TO ACCEPT SERVICE, TRUSTOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF BENEFICIARY TO BRING PROCEEDINGS AGAINST TRUSTOR IN THE COURTS OF ANY OTHER JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS DEED OF TRUST OR THE TRANSACTIONS CONTEMPLATED HEREBY.
          SECTION 13.14. Severability of Provisions. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
          SECTION 13.15. Limitation on Interest Payable. It is the intention of the parties to conform strictly to the usury laws, whether state or Federal, that are applicable to the transaction of which this Deed of Trust is a part. All agreements between the Trustor and the Beneficiary whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by the Trustor for the use, forbearance or detention of the money to be loaned under the Indenture or any other Notes Document, or for the payment or performance of any covenant or obligation contained herein or in the Indenture or any other Notes Document, exceed the maximum amount permissible under applicable Federal or state usury laws. If under any circumstances whatsoever fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances the Trustor shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Secured Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to the Trustor. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit by the Beneficiary shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the Effective Date until payment in full of the Secured Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.
          SECTION 13.16. Business Days. In the event any time period or any date provided in this Deed of Trust ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

          SECTION 13.17. Relationship. The relationship of the Beneficiary to the Trustor hereunder is strictly and solely that of lender and borrower and trustor and beneficiary and nothing contained in the Indenture, this Deed of Trust, the other Notes Documents or any other document or instrument now existing or delivered in connection therewith or otherwise in connection with the Secured Obligations is intended to create, or shall in any event or under any circumstance be construed as creating a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between the Beneficiary and the Trustor other than as lender and borrower and trustor and beneficiary.
          SECTION 13.18. Waiver of Stay.
          (i) The Trustor agrees, to the full extent that it may lawfully do so, that in the event that the Trustor or any property or assets of the Trustor shall hereafter become the subject of a voluntary or involuntary proceeding under the Bankruptcy Code or the Trustor shall otherwise be a party to any Federal or state bankruptcy, insolvency, moratorium or similar proceeding to which the provisions relating to the automatic stay under Section 362 of the Bankruptcy Code or any similar provision in any such law is applicable, then, in any such case, whether or not the Beneficiary has commenced foreclosure proceedings under this Deed of Trust, the Beneficiary shall be entitled to relief from any such automatic stay as it relates to the exercise of any of the rights and remedies (including, without limitation, any foreclosure proceedings) available to the Beneficiary as provided in this Deed of Trust or in any other Security Document.
          (ii) The Beneficiary shall have the right to petition or move any court having jurisdiction over any proceeding described in Section 13.18(i) hereof for the purposes provided therein, and the Trustor agrees not to oppose any such petition or motion and at Trustor’s sole but reasonable cost and expense, to assist and cooperate with the Beneficiary, as may be reasonably requested by the Beneficiary from time to time, in obtaining any relief requested by the Beneficiary, including, without limitation, by filing any such petitions, supplemental petitions, requests for relief, documents, instruments or other items from time to time reasonably requested by the Beneficiary or any such court.
          SECTION 13.19. No Credit for Payment of Taxes or Impositions. The Trustor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Indenture or any other Notes Document, and the Trustor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Charge on the Mortgaged Property or any part thereof.
          SECTION 13.20. No Claims Against the Beneficiary. Nothing contained in this Deed of Trust shall constitute any consent or request by the Beneficiary, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof, nor as giving the Trustor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Beneficiary in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the lien hereof.

          SECTION 13.21. Obligations Absolute. All obligations of the Trustor hereunder shall be absolute and unconditional irrespective of:
          (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Trustor or any other obligor;
          (ii) any lack of validity or enforceability of either the Indenture, any other Notes Document, or any other agreement or instrument relating thereto;
          (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from either the Indenture, any other Notes Document, or any other agreement or instrument relating thereto;
          (iv) any exchange, release or non-perfection of any Mortgaged Property or any Other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;
          (v) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any other Notes Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 13.11 hereof; or
          (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Trustor.
          SECTION 13.22. Beneficiary’s Right To Sever Indebtedness.
          (i) The Trustor acknowledges that (A) the Mortgaged Property does not constitute the sole source of security for the payment and performance of the Secured Obligations and that the Secured Obligations are also secured by other property of Trustor, and property of the Trustor’s Affiliates in other jurisdictions (all such property, collectively, the “Other Collateral”), (B) the number of such jurisdictions and the nature of the transaction of which this Deed of Trust is a part are such that it would have been impracticable for the parties to allocate to each item of Other Collateral a specific loan amount and to execute in respect of such item a separate credit agreement and (C) the Trustor intends that the Beneficiary have the same rights with respect to the Mortgaged Property, in foreclosure or otherwise, that the Beneficiary would have had if each item of Other Collateral had been secured, mortgaged or pledged pursuant to a separate credit agreement, mortgage or security instrument. In furtherance of such intent, the Trustor agrees that the Beneficiary may at any time by notice (an “Allocation Notice”) to the Trustor allocate a portion (the “Allocated Indebtedness”) of the Secured Obligations to the Mortgaged Property and sever from the remaining Secured Obligations the Allocated Indebtedness. From and after the giving of an Allocation Notice with respect to the Mortgaged Property, the Secured Obligations hereunder shall be limited to the extent set forth in the Allocation Notice and (as so limited) shall, for all purposes, be construed as a separate loan obligation of the Trustor unrelated to the other transactions contemplated by either the Indenture, any other Notes Document or any document related to any thereof. To the extent that the proceeds on any foreclosure of the Mortgaged Property shall exceed the Allocated Indebtedness, such proceeds shall belong to the Trustor and shall not be available hereunder to satisfy any Secured Obligations of the Trustor other than the Allocated Indebtedness. In any action or proceeding to foreclose the lien hereof or in connection with any power of sale, foreclosure or other remedy exercised under this Deed of Trust commenced after the giving by the Beneficiary of an Allocation Notice, the Allocation Notice shall be conclusive proof of the limits of the Secured Obligations hereby secured, and the Trustor may introduce, by way of defense or counterclaim, evidence thereof in any such action or proceeding. Notwithstanding any provision of this Section 13.22, the proceeds received by the Beneficiary pursuant to this Deed of Trust shall be applied by the Beneficiary in accordance with the provisions of Section 9.3(iv) hereof.
          (ii) The Trustor hereby waives to the greatest extent permitted under law the right to a discharge of any of the Secured Obligations under any statute or rule of law now or hereafter in effect which provides that foreclosure of the lien hereof or other remedy exercised under this Deed of Trust constitutes the exclusive means for satisfaction of the Secured Obligations or which makes unavailable a deficiency judgment or any subsequent remedy because the Beneficiary elected to proceed with a power of sale foreclosure or such other remedy or because of any failure by the Beneficiary to comply with laws that prescribe conditions to the entitlement to a deficiency judgment. In the event that, notwithstanding the foregoing waiver, any court shall for any reason hold that the Beneficiary is not entitled to a deficiency judgment, the Trustor shall not (A) introduce in any other jurisdiction such judgment as a defense to enforcement against the Trustor of any remedy in any Notes Document or (B) seek to have such judgment recognized or entered in any other jurisdiction, and any such judgment shall in all events be limited in application only to the state or jurisdiction where rendered.
          (iii) In the event any instrument in addition to the Allocation Notice is necessary to effectuate the provisions of this Section 13.22, including, without limitation, any amendment to this Deed of Trust, any substitute promissory note or affidavit or certificate of any kind, the Beneficiary may execute, deliver or record such instrument as the attorney-in-fact of the Trustor. Such power of attorney is coupled with an interest and is irrevocable.
          (iv) Notwithstanding anything set forth herein to the contrary, the provisions of this Section 13.22 shall be effective only to the maximum extent permitted by law.
          SECTION 13.23. Multi-Site Real Estate Transaction. Trustor acknowledges that this Deed of Trust is one of a number of mortgages and other security documents (“Other Mortgages”) that secure the Secured Obligations. Trustor agrees that the lien of this Deed of Trust shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Beneficiary, and without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by Beneficiary of any security for or guarantees of the Secured Obligations, or by any failure, neglect or omission on the part of Beneficiary to realize upon or protect any Secured Obligation or any collateral security therefor including the Other Mortgages. The lien of this Deed of Trust shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Secured Obligations or of any of the collateral security therefor, including the Other Mortgages or any guarantee thereof, and, to the fullest extent permitted by applicable law, Beneficiary may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Other Mortgages without first exercising or enforcing any of its rights and remedies hereunder. Such exercise of Beneficiary’s rights and remedies under any or all of the Other Mortgages shall not in any manner impair the indebtedness hereby secured or the lien of this Deed of Trust and any exercise of the rights and remedies of Beneficiary hereunder shall not impair the lien of any of the Other Mortgages or any of Beneficiary’s rights and remedies thereunder. To the fullest extent permitted by applicable law, Trustor specifically consents and agrees that Beneficiary may exercise its rights and remedies hereunder and under the Other Mortgages separately or concurrently and in any order that it may deem appropriate and waives any right of subrogation.
ARTICLE XIV.
ADDITIONAL STATE OF TEXAS PROVISIONS
          To the extent of any conflict between the provisions of this Article XIV and any of the other provisions of this Deed of Trust, the provisions of this Article XIV shall control.
          SECTION 14.1. Compliance with Applicable Law. Notwithstanding anything else herein to the contrary,
          (i) In the event that any provision in this Deed of Trust shall be inconsistent with any provision of Texas law regarding judicial foreclosure or non-judicial foreclosure, including the Act (the “Texas Foreclosure Law”), the provisions of the Texas Foreclosure Law shall take precedence over the provisions of this Deed of Trust, but shall not invalidate or render unenforceable any other provision of this Deed of Trust that can be construed in a manner consistent with Texas Foreclosure Law; and
          (ii) If any provision of this Deed of Trust shall grant to Beneficiary (including Beneficiary acting as a mortgagee-in-possession) or a receiver appointed pursuant to the provisions of this Deed of Trust, any rights or remedies prior to, upon or following the occurrence of an Event of Default which are more limited than the rights that would otherwise be vested in Beneficiary or such receiver under the Texas Foreclosure Law in the absence of said provision, Beneficiary and such receiver shall be vested with the rights granted under the Texas Foreclosure Law to the full extent permitted by law.
          SECTION 14.2. Additional Provisions.
          (i) To the extent the highest lawful rate is determined by reference to the laws of the State of Texas, same shall be determined by reference to the indicated (weekly) rate ceiling (as defined and described in Tex. Finance Code § 303.002, as amended) at the applicable time in effect.

          (ii) In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Trustor hereby confirms and agrees that this Deed of Trust (including the Exhibits hereto), the Indenture and any other Notes Documents related hereto or thereto executed by any of the parties hereto or thereto substantially concurrently herewith together constitute a written “loan agreement” as defined in Section 26.02(a) of the Texas Business and Commerce Code.
          SECTION 14.3. Texas Foreclosure Provisions. Notwithstanding any term or provision otherwise set forth in this Deed of Trust, the following terms and provisions shall govern and control:
          (i) If an Event of Default has occurred and is continuing, Mortgaged Property Trustee, its successor or substitute, is authorized and empowered and it shall be his special duty at the request of Beneficiary to sell the Mortgaged Property, or any part thereof, in compliance with the applicable requirements, at the time of sale, of Section 51.002 of the Texas Property Code, at public auction to the highest bidder for cash between the hours of 10 o’clock a.m. and 4 o’clock p.m. on the first Tuesday in any month after having given notice of such sale in accordance with the statutes of the State of Texas then in force governing sales of real estate under powers conferred by this Deed of Trust. Such sale shall be made at the courthouse of the county in which the Mortgaged Property (or any of that portion thereof to be sold) is located (whether the parts or parcels thereof, if any, in different counties are contiguous or not, and except as otherwise set forth under applicable law, and without the necessity of having any personally present at such sale) in the area designated by the county commissioners for foreclosure sales (or, if no area has been designated, at the location at the courthouse designated by Beneficiary by or through Trustee in the notice hereinbefore described). Any sale made by Mortgaged Property Trustee hereunder may be as an entirety or in such parcels as Beneficiary may request, and any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law. The sale by Mortgaged Property Trustee of less than the whole of the Mortgaged Property shall not exhaust the power of sale herein granted, and Mortgaged Property Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Mortgaged Property shall be sold; and, if the proceeds of such sale of less than the whole of the Mortgaged Property shall be less than the aggregate of the Secured Obligations secured hereby and the expense of executing this trust as provided herein, this Deed of Trust and the lien hereof shall remain in full force and effect as to the unsold portion of the Mortgaged Property just as though no sale had been made; provided, however, that Trustor shall not have any right to require the sale of less than the whole of the Mortgaged Property but Beneficiary shall have the right, at its sole election, to request Mortgaged Property Trustee to sell less than the whole of the Mortgaged Property. After each sale, Mortgaged Property Trustee shall make to the purchaser or purchasers at such sale good and sufficient conveyances in the name of Trustor, conveying the property so sold to the purchaser or purchasers in fee simple with general warranty of title, and shall receive the proceeds of said sale or sales and apply the same as herein provided. Payment of the purchase price to Mortgaged Property Trustee shall satisfy the obligation of purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof. The power of sale granted herein shall not be exhausted by any sale held hereunder by Mortgaged Property Trustee or his substitute or successor, and such power of sale may be exercised from time to time and as many times as Beneficiary may deem necessary until all of the Mortgaged Property has been duly sold and all Secured Obligations have been fully paid. In the event any sale hereunder is not completed or is defective in the opinion of Beneficiary, such sale shall not exhaust the power of sale hereunder and Beneficiary shall have the right to cause a subsequent sale or sales to be made hereunder. Any and all statements of fact or other recitals made in any deed or deeds given by Mortgaged Property Trustee or any successor or substitute appointed hereunder as to nonpayment of the Secured Obligations secured hereby, or as to the occurrence of any default, or as to Beneficiary having declared all of such indebtedness to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to the refusal, failure or inability to act of Mortgaged Property Trustee or any substitute or successor, or as to the appointment of any substitute or successor trustee, or as to any other act or thing having been duly done by Beneficiary or by such Mortgaged Property Trustee, substitute or successor, shall be taken as prima facie evidence of the truth of the facts so stated and recited. Mortgaged Property Trustee, its successor or substitute, may appoint or delegate any one or more persons as Beneficiary to perform any act or acts necessary or incident to any sale held by Mortgaged Property Trustee, including the posting of notices and the conduct of sale, but in the name and on behalf of Mortgaged Property Trustee, its successor or substitute.
          (ii) Beneficiary shall have the right to become the purchaser at any sale held by any Mortgaged Property Trustee or substitute or successor or by any receiver or public officer, and Beneficiary purchasing at any such sale shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, the Secured Obligations owing to Beneficiary.
          (iii) At any sale held by any Mortgaged Property Trustee or a Substitute Trustee, Mortgaged Property Trustee or such Substitute Trustee shall deliver to the purchaser or purchasers at such sale its good and sufficient deed or deeds conveying the property so sold, with a general warranty of title, made on behalf of Trustor. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any Person, including, without limitation, Mortgaged Property Trustee, Beneficiary, or other Secured Parties, may purchase at such sale, and Trustor hereby covenants to warrant and defend the title of such purchaser or purchasers.
          (iv) Mortgaged Property Trustee may postpone the sale of all or any portion of the Mortgaged Property by public announcement at the time and place of the scheduled sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement or subsequent notice of sale, and without further notice may make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale.
          (v) Trustor hereby expressly waives any right which it may have to direct the order in which any of the Mortgaged Property shall be sold in the event of any sale or sales pursuant to this Deed of Trust.
          SECTION 14.4. NOTICE OF FINAL AGREEMENT.

               THIS DEED OF TRUST, THE INDENTURE AND OTHER NOTES DOCUMENTS BETWEEN THE PARTIES REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
          SECTION 14.5. Waiver of Deficiency Statute.
          (i) Waiver. In the event an interest in any of the Mortgaged Property is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, Trustor agrees as follows: notwithstanding the provisions of Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as the same may be amended from time to time), and to the extent permitted by law, Trustor agrees that Beneficiary shall be entitled to seek a deficiency judgment from Trustor and any other party obligated on the Notes Documents equal to the difference between the amount owing on the Notes Documents and the amount for which the Mortgaged Property was sold pursuant to judicial or nonjudicial foreclosure sale. Trustor expressly recognizes that this Section constitutes a waiver of the above-cited provisions of the Texas Property Code which would otherwise permit Trustor and other persons against whom recovery of deficiencies is sought or Guarantors independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Mortgaged Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. Trustor further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Mortgaged Property for purposes of calculating deficiencies owed by Trustor, Guarantors, and others against whom recovery of a deficiency is sought.
          (ii) Alternative to Waiver. Alternatively, in the event the waiver provided for in subsection (i) above is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact’s determination of the fair market value of the Mortgaged Property as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as amended from time to time): (i) the Mortgaged Property shall be valued in an “as is” condition as of the date of the foreclosure sale, without any assumption or expectation that the Mortgaged Property will be repaired or improved in any manner before a resale of the Mortgaged Property after foreclosure; (ii) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Mortgaged Property for cash promptly (but no later than twelve (12) months) following the foreclosure sale; (iii) all reasonable closing costs customarily borne by the seller in commercial real estate transactions should be deducted from the gross fair market value of the Mortgaged Property, including, without limitation, brokerage commissions, title insurance, a survey of the Mortgaged Property, tax prorations, attorneys’ fees, and marketing costs; (iv) the gross fair market value of the Mortgaged Property shall be further discounted to account for any estimated holding costs associated with maintaining the Mortgaged Property pending sale, including, without limitation, utilities expenses, property management fees, taxes and assessments (to the extent not accounted for in (iii) above), and other maintenance, operational and ownership expenses; and (v) any expert opinion testimony given or considered in connection with a determination of the fair market value of the Mortgaged Property must be given by persons having at least five (5) years experience in appraising property similar to the Mortgaged Property and who have conducted and prepared a complete written appraisal of the Mortgaged Property taking into consideration the factors set forth above.
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          IN WITNESS WHEREOF, the Trustor has caused this Deed of Trust to be duly executed and delivered under seal as of the Effective Date.
NOTICE OF INDEMNIFICATION:
          TRUSTOR HEREBY ACKNOWLEDGES AND AGREES THAT THIS DEED OF TRUST CONTAINS CERTAIN INDEMNIFICATION PROVISIONS WHICH, IN CERTAIN CIRCUMSTANCES, COULD INCLUDE AN INDEMNIFICATION BY TRUSTOR OF BENEFICIARY AND/OR MORTGAGED PROPERTY TRUSTEE FROM CLAIMS OR LOSSES ARISING AS A RESULT OF BENEFICIARY’S AND/OR MORTGAGED PROPERTY TRUSTEE’S OWN NEGLIGENCE.

GREAT WOLF LODGE OF GRAPEVINE, LLC

By:	GWR Operating Partnership, L.L.L.P. its Sole Member

By:	GWR OP General Partner, LLC its General Partner

By:	Great Wolf Resorts, Inc. its Sole Member

By: Name:	/s/ J. Michael Schroeder J. Michael Schroeder
Title:	Secretary

S-1

ACKNOWLEDGMENT

STATE OF WISCONSIN	)
) ss.
DANE COUNTY	)
          This instrument was acknowledged before me on April 5, 2010 by J. Michael Schroeder of Great Wolf Resorts, Inc., a Delaware corporation, the Sole Member of GWR OP General Partner, LLC, a Delaware limited liability company, the General Partner of GWR Operating Partnership, L.L.L.P., a Delaware limited liability limited partnership, the Sole Member of Great Wolf Lodge of Grapevine, LLC, a Delaware limited liability company, on behalf of said company.

/s/ Nikki Rockstroh

Notary Public’s Signature (Personalized Seal)

Commission Expires 8/11/2013

Schedule A
Legal Description
BEING tract of land situated in the W. K. Payne Survey, Abstract No. 1211, City of Grapevine, Tarrant County, Texas, being all of Lots 1R through 4R, Block 1R, Great Wolf Addition, an addition to the City of Grapevine, Tarrant County, Texas, recorded in D210042449, Plat Records of Tarrant County, Texas (P.R.T.C.T.), and being more particularly described by metes and bounds as follows;
BEGINNING at DFW Airport concrete monument No. 35 found on the westerly line of a tract of land as described in instrument to DFW International Airport, recorded in Volume 5283, Page 791, Deed Records of Tarrant County, Texas, said monument being the southeast corner of Lot 1R, Block 1 of said Great Wolf Addition, and being on the northerly right-of-way line of Coppell Road (a variable width right-of-way);
THENCE South 89 degrees 47 minutes 14 seconds West along the northerly right-of-way line of said Coppell Road, a distance of 1,810.81 feet to a 5/8 inch iron rod found with a cap stamped “Huitt-Zollars” on the easterly right-of-way line of Spur 382 (Old State Hwy. 114 a variable width right-of-way);
THENCE along the easterly right-of-way line of said Spur 382 the following:
North 34 degrees 07 minutes 26 seconds West a distance of 48.30 feet to a TxDOT brass monument found, being the beginning of a non-tangent curve to the right having a radius of 430.68 feet;
along said curve to the right through a central angle of 18 degrees 02 minutes 07 seconds, an arc distance of 135.57 feet and being subtended by a chord bearing, North 25 degrees 03 minutes 29 seconds West, a distance 135.01 feet a 5/8 inch iron rod set with a cap stamped “Huitt-Zollars”;
North 00 degrees 46 minutes 44 seconds West a distance of 194.22 feet to a 5/8 inch iron rod found with a cap stamped “Huitt-Zollars”;
North 25 degrees 47 minutes 00 seconds East a distance of 145.79 feet to a 5/8 inch iron rod found with a cap stamped “Huitt-Zollars” on the southeasterly right-of-way line of State Highway No. 26, a variable width right-of-way as defined in instrument to the State of Texas, recorded in Volume 9616, Page 1993, Deed Records of Tarrant County, Texas and being the beginning of a non-tangent curve to the left having a radius of 2,341.90 feet;
THENCE along the southeasterly right-of-way line of said State Highway No. 26 the following:
along said curve to the left having a central angle of 5 degrees 57 minutes 31 seconds, an arc distance of 243.55 feet and being subtended by a chord bearing North 63 degrees 50 minutes 05 seconds East, a distance 243.44 feet to a 5/8 inch iron rod found with a cap stamped “Huitt-Zollars”;
North 66 degrees 17 minutes 10 seconds East a distance of 103.13 feet to a 5/8 inch iron rod found with a cap stamped “Huitt-Zollars”;
North 60 degrees 27 minutes 10 seconds East a distance of 103.13 feet to a 5/8 inch iron rod found with a cap stamped “Huitt-Zollars”;

North 50 degrees 49 minutes 15 seconds East a distance of 103.04 feed to a 5/8 inch iron rod found with a cap stamped “Huitt-Zollars”;
North 51 degrees 59 minutes 00 seconds East a distance of 103.26 feet to a 5/8 inch iron rod found with a cap stamped “Huitt-Zollars”;
North 48 degrees 47 minutes 22 seconds East a distance of 310.04 feet to a 5/8 inch iron rod found with a cap stamped “Huitt-Zollars”;
North 42 degrees 20 minutes 56 seconds East a distance of 100.00 feet to a 5/8 inch iron rod found with a cap stamped “Huitt-Zollars”;
North 50 degrees 15 minutes 22 seconds East a distance of 36.34 feet to a 5/8 inch iron rod found with a cap stamped “Huitt-Zollars”;
North 42 degrees 20 minutes 26 seconds East a distance of 64.01 feet to a 5/8 inch iron rod found with a cap stamped “Huitt-Zollars”;
North 28 degrees 18 minutes 08 seconds East a distance of 107.78 feet to a 5/8 inch iron rod found with a cap stamped “Huitt-Zollars”;
North 42 degrees 20 minutes 56 seconds East a distance of 959.63 feet to a 5/8 inch iron rod found with a cap stamped “Huitt-Zollars” on the southerly line of a right-of-way dedication as shown on the plat of Great Wolf Addition, as recorded in Cabinet A, Slide 11261, Plat Records of Tarrant County, Texas;
THENCE, along the southerly and the easterly of said right-of-way dedication the following:
South 47 degrees 38 minutes 24 seconds East a distance of 26.72 feet to a 5/8 inch iron rod set with a cap stamped “Huitt-Zollars”;
North 89 degrees 26 minutes 41 seconds East a distance of 157.39 feet to a 5/8 inch iron rod found with a cap stamped “Huitt-Zollars”;
North 00 degrees 33 minutes 19 seconds West a distance of 33.96 feet to a 5/8 inch iron rod found with a cap stamped “Huitt-Zollars” at the’ beginning of a curve to the left having a radius of 190.00 feet;
Along said curve to the left through a central angle of 40 degrees 58 minutes 05 seconds, an arc distance of 135.85 feet and being subtended by a chord bearing North 21 degrees 02 minutes 21 seconds West a distance of 132.98 feet to a 5/8 inch iron rod found with a cap stamped “Huitt-Zollars” on the southeasterly right-of-way line of said State Highway No. 26;
THENCE, North 42 degrees 39 minutes 32 seconds East along the southeasterly right-of-way line of said State Highway No. 26, a distance of 75.80 feet to DFW Airport concrete monument No. 34 found on the westerly line of said DFW International Airport tract;
THENCE South 00 degrees 33 minutes 06 seconds East along the westerly line of said DFW International Airport tract a distance of, 2,159.68 feet to the Point of Beginning and containing 50.979 acres of land more or less.

Schedule B
Leases
None.